Exhibit 4.1

PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1

Class A-1 3.839% Auto Lease Asset Backed Notes
Class A-2a 4.10% Auto Lease Asset Backed Notes
Class A-2b SOFR Rate + 0.35% Auto Lease Asset Backed Notes

Class A-3 4.41% Auto Lease Asset Backed Notes
Class A-4 4.46% Auto Lease Asset Backed Notes

INDENTURE

Dated as of June 12, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as the Indenture Trustee

CROSS REFERENCE TABLE1

TIA Section		Indenture Section
310	(a) (1)	6.11
	(a) (2)	6.11
	(a) (3)	6.10; 6.11
	(a) (4)	N.A.[2]
	(a) (5)	6.11
	(b)	6.8; 6.11
	(c)	N.A.
311	(a)	6.12
	(b)	6.12
312	(a)	7.1
	(b)	7.2
	(c)	7.2
313	(a)	7.3
	(b) (1)	7.3
	(b) (2)	7.3
	(c)	7.3
	(d)	7.3
314	(a)	3.9
	(b)	3.6; 11.16
	(c) (1)	11.1
	(c) (2)	11.1
	(c) (3)	11.1
	(d)	11.1
	(e)	11.1
	(f)	N.A.
315	(a)	6.1(b)
	(b)	6.5
	(c)	6.1(a)
	(d)	6.1(c)
	(e)	5.13
316	(a) (1) (A)	5.11
	(a) (1) (B)	5.12
	(a) (2)	N.A.
	(b)	5.7
	(c)	5.6(b)
317	(a) (1)	5.3(b)
	(a) (2)	5.3(d)
	(b)	3.3(c)(i)-(ii)
318	(a)	11.7

1         Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

2         N.A. means Not Applicable.

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(continued)

-ii-	Indenture (PILOT 2026-1)

(continued)

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(continued)

Schedule I	Perfection Representations, Warranties and Covenants
Exhibit A	Form of Notes
Exhibit B	Servicing Criteria to be Addressed in Indenture Trustee’s Assessment of Compliance
Exhibit C	Form of Indenture Trustee’s Annual Certification

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This INDENTURE, dated as of June 12, 2026, (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Indenture”) is between PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1, a Delaware statutory trust (the “Issuer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, solely as indenture trustee and not in its individual capacity (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and the equal and ratable benefit of the Holders of the Issuer’s 3.839% Auto Lease Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), 4.10% Auto Lease Asset Backed Notes, Class A-2a (the “Class A-2a Notes”), SOFR Rate + 0.35% Auto Lease Asset Backed Notes, Class A-2b (the “Class A-2b Notes”), 4.41% Auto Lease Asset Backed Notes, Class A-3 (the “Class A-3 Notes”) and, 4.46% Auto Lease Asset Backed Notes, Class A-4 (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes and the Class A-3 Notes, the “Notes”).

GRANTING CLAUSE

The Issuer, to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, hereby Grants in trust to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in and to (i) the Trust Estate and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the Trust Estate and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the Trust Estate, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property which at any time constitute all or part of or are included in the proceeds of any of the Trust Estate (collectively, the “Collateral”).

The Indenture Trustee, on behalf of the Noteholders, acknowledges the foregoing Grant, accepts the trusts under this Indenture and agrees to perform its duties required in this Indenture in accordance with the provisions of this Indenture.

The foregoing Grant is made in trust to secure (i) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein, and (ii) compliance with the provisions of this Indenture, each as provided in this Indenture.

Without limiting the foregoing Grant, any Transaction Unit the beneficial interest in which was reallocated from the Transaction SUBI Portfolio to the UTI Portfolio pursuant to Section 3.3 of the SUBI Sale Agreement or Section 8.12 of the SUBI Supplement to Servicing Agreement shall be deemed to be automatically released from the Lien of this Indenture without any action being taken by the Indenture Trustee upon payment by PFLP or the Servicer, as applicable, of the related Reallocation Amount for such Unit.

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ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1          Definitions. Capitalized terms are used in this Indenture as defined in Appendix A to the SUBI Sale Agreement dated as of the date hereof (the “SUBI Sale Agreement”) by and between Porsche Funding Limited Partnership (“PFLP”), as seller, and Porsche Auto Funding LLC (the “Transferor”), as buyer.

Section 1.2          Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.3          Other Interpretive Provisions. All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Indenture and all such certificates and other documents, unless the context otherwise requires: (a) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Indenture are used as defined in that Article; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular provision of this Indenture; (c) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Indenture and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” and all variations thereof means “including without limitation”; (e) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any Person include that Person’s successors and assigns; (g) unless the context otherwise requires, defined terms shall be equally applicable to both the singular and plural forms; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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ARTICLE II

THE NOTES

Section 2.1          Form. The Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes, in each case together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture.

Section 2.2          Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee has the power and authority to and shall, upon Issuer Order, authenticate and deliver Class A-1 Notes for original issue in an aggregate principal amount of $144,000,000, Class A-2a Notes for original issue in an aggregate principal amount of $278,500,000, Class A-2b Notes for original issue in an aggregate principal amount of $75,000,000, Class A-3 Notes for original issue in an aggregate principal amount of $353,500,000, and Class A-4 Notes for original issue in an aggregate principal amount of $60,000,000. The Note Balance of Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes, and Class A-4 Notes Outstanding at any time may not exceed such amounts except as provided in Section 2.5.

Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof (except for one Note of each Class which may be issued in a denomination other than an integral multiple of $1,000).

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No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.3          Temporary Notes. Pending the preparation of Definitive Notes, in accordance with Section 2.12, the Issuer may execute, and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued in accordance with the preceding paragraph, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee upon Issuer Order shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.4          Registration of Transfer and Exchange.

(a)            The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. U.S. Bank Trust Company, National Association shall initially be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by a Responsible Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

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(b)            Upon surrender for registration of transfer or exchange of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401 of the UCC and this Indenture are met, the Issuer shall execute and upon its written request the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Class and a like aggregate outstanding principal amount.

At the option of the related Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of the same Class and a like aggregate outstanding principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met the Issuer shall execute and, upon Issuer Request, the Indenture Trustee shall authenticate and the related Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

(c)            All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d)            Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by, a written instrument of transfer in form and substance satisfactory to the Issuer and the Indenture Trustee duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing, with such signature guaranteed by an “eligible grantor institution” meeting the requirements of the Note Registrar and Indenture Trustee which requirements include membership or participation in a Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act and (ii) accompanied by such other documents as the Indenture Trustee may require, including but not limited to the applicable IRS Form W-8 or W-9.

(e)            No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer, the Note Registrar and the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or Section 9.5 not involving any transfer.

The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of any Notes selected for redemption or of any Note for a period of fifteen (15) days preceding the due date for any payment with respect to such Note.

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Section 2.5          Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security, surety, bond or indemnity as may be required by it to hold the Issuer, the Note Registrar, and the Indenture Trustee harmless, then, in the absence of written notice to the Issuer, or to a Responsible Officer of the Note Registrar or the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as contemplated by Article 8 of the UCC), and provided, that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may upon delivery of the security, surety, bond or indemnity herein required pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as contemplated by Article 8 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as contemplated by Article 8 of the UCC), and shall be entitled to recover upon the security, surety, bond or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 2.5, the Issuer or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee, the Securities Intermediary or the Note Registrar) connected therewith.

Every replacement Note issued pursuant to this Section 2.5 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

In authenticating the Notes hereunder, the Indenture Trustee shall be entitled to receive and have no liability for relying on a certification from the Issuer that the requirements of Section 8-401 or section 8-405 of the UCC, as applicable, have been met.

The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.6          Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Note Registrar, the Paying Agent, the Indenture Trustee and any agent of the Issuer the Note Registrar, the Paying Agent or the Indenture Trustee shall treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Note Registrar, the Paying Agent, the Indenture Trustee nor any agent of the Issuer the Note Registrar, the Paying Agent or the Indenture Trustee shall be affected by notice to the contrary.

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Section 2.7          Payment of Principal and Interest; Defaulted Interest.

(a)            Each Note shall accrue interest at its respective Interest Rate, and such interest shall be payable on each Payment Date as specified therein, subject to Sections 3.1 and 8.4. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such account at a bank or other depository institution having appropriate wire transfer facilities as a Noteholder shall designate by written instruction requested and received by the Paying Agent not later than five (5) Business Days prior to the Record Date related to the applicable Payment Date or by such alternative method of payment as may be determined in accordance with Section 11.6, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Payment Date for such Class (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1) which shall be payable as provided below. The funds represented by any such wires returned undelivered shall be held in accordance with Section 3.3.

(b)            The principal of each Note shall be payable in installments on each Payment Date as provided in Section 8.4. Notwithstanding the foregoing, the entire unpaid Note Balance and all accrued interest thereon shall be due and payable, if not previously paid, on the earlier of (i) the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of a majority of the aggregate Note Balance of the Outstanding Notes, have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 and (ii) with respect to any Class of Notes, on the Final Scheduled Payment Date for that Class. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Indenture Trustee expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be transmitted prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

(c)             If the Issuer defaults on a payment of interest on any Class of Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful at the applicable Interest Rate for such Class of Notes), which shall be due and payable on the Payment Date following such default. The Issuer shall pay such defaulted interest to the Persons who are Noteholders on the Record Date for such following Payment Date.

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Section 2.8          Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and that such Notes have not been previously disposed of by the Indenture Trustee.

Section 2.9          Release of Collateral. Subject to Section 11.1, the Indenture Trustee shall release property from the Lien of this Indenture only upon receipt of an Issuer Request, accompanied by an Officer’s Certificate and an Opinion of Counsel, and, unless the Notes have been redeemed in accordance with Section 10.1, Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates. If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Issuer’s obligations under TIA Sections 314(c) and 314(d)(1), subject to Section 11.1 and the terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order. Notwithstanding the foregoing, any Transaction Unit the beneficial interest in which was reallocated from the Transaction SUBI Portfolio to the UTI Portfolio pursuant to Section 8.12 of the Transaction SUBI Servicing Supplement or Section 3.3 of the SUBI Sale Agreement shall be deemed to be automatically released from the Lien of this Indenture without any action being taken by the Indenture Trustee upon payment of the related Reallocation Amount for such Transaction Unit.

Section 2.10        Book-Entry Notes.

The Notes, upon original issuance, shall be issued in the form of typewritten notes representing the Book-Entry Notes representing global notes (“Global Notes”), to be delivered to the Indenture Trustee, as agent for DTC, the initial Clearing Agency, by, or on behalf of, the Issuer. One fully registered Global Note shall be issued with respect to each $500 million in principal amount of each Class of Notes and any such lesser amount. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Note Owners pursuant to Section 2.12:

(a)            the provisions of this Section shall be in full force and effect;

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(b)            the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholders of the Notes, and shall have no obligation to the Note Owners;

(c)             to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(d)            the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Note Owners and the Clearing Agency and/or the Clearing Agency Participants or Persons acting through Clearing Agency Participants. Pursuant to the Note Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

(e)            whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the aggregate Note Balance of the Outstanding Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants or Persons acting through Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

Section 2.11        Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to the Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.

Section 2.12        Definitive Notes. If (i) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Administrator or the Indenture Trustee is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating at least a majority of the aggregate Note Balance of the Outstanding Notes (voting together as a single class), advise the Indenture Trustee through the Clearing Agency or its successor in writing that the continuation of a book-entry system through the Clearing Agency or its successor is no longer in the best interests of the Note Owners, then the Indenture Trustee shall instruct the Clearing Agency to notify each Clearing Agency Participant of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

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The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.13        Authenticating Agents.

(a)             Upon the request of the Issuer, the Indenture Trustee shall, and if the Indenture Trustee so chooses, the Indenture Trustee may appoint one or more Persons (each, an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.2, 2.3, 2.4, 2.5, 2.10, 2.12 and 9.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes “by the Indenture Trustee.” The Indenture Trustee shall be the Authenticating Agent in the absence of any appointment thereof.

(b)            Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor Person.

(c)            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such termination, the Indenture Trustee may appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Issuer.

(d)            The provisions of Section 6.4 shall be applicable to any Authenticating Agent.

Section 2.14        Tax Treatment.

(a)            The Issuer has entered into this Indenture, and the Notes (other than Notes held by the Issuer or any Person treated as the same Person as the Issuer for U.S. federal income tax purposes) shall be issued, with the intention that, for U.S. federal, state and local income and franchise tax purposes, the Notes (other than Notes held by the Issuer or any Person treated as the same Person as the Issuer for U.S. federal income tax purposes) shall be characterized as indebtedness. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of a beneficial interest in a Note, if applicable), agree to treat such Notes (other than Notes held by the Issuer or any Person treated as the same Person as the Issuer for U.S. federal income tax purposes) for U.S. federal, state and local income and franchise tax purposes as indebtedness.

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(b)            On or before the date on which it acquires a Note (or interest therein) and thereafter promptly upon request, each Noteholder and Note Owner shall provide to the Indenture Trustee, Paying Agent and/or the Issuer (or other person responsible for withholding of taxes) with its Tax Information. Each Noteholder and Note Owner shall provide such person updated Tax Information if any Tax Information previously delivered expires or becomes obsolete or inaccurate in any respect. Each Noteholder and Note Owner is deemed to understand that by acceptance of a Note or interest therein, such Noteholder or Note Owner agrees to supply the foregoing information. Further, each Noteholder and Note Owner is deemed to understand that the Issuer, Indenture Trustee and Paying Agent have the right to withhold as required on amounts payable with respect to the Note (without any corresponding gross-up) on any beneficial owner of an interest in a Note that fails to comply with the preceding sentences. The Issuer, Indenture Trustee and Paying Agent shall be fully protected in relying upon, and each Noteholder and Note Owner by its acceptance of a Note hereunder agrees to indemnify and hold the Issuer, Indenture Trustee and Paying Agent harmless against all claims or liability of any kind arising in connection with or related to the Issuer, Indenture Trustee or Paying Agent’s reliance upon, any Tax Information provided by any Noteholder or Note Owner to the Issuer, the Indenture Trustee or the Paying Agent pursuant to this section.

Section 2.15        Certain Transfer Restrictions on all Notes. By acquiring a Note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary) shall be deemed to represent and warrant that either: (a) it is not acquiring and will not hold such Note (or any interest therein) with any assets of (i) a Benefit Plan or (ii) any Plan subject to Similar Law; or (b) if it is a Benefit Plan or a Plan that is subject to Similar Law (i) such Note is rated at least “BBB-” or its equivalent by at least one nationally recognized statistical rating organization at the time of acquisition and has not been characterized as other than indebtedness under applicable local law and (ii) the acquisition, holding and disposition of such Note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law.

Section 2.16        Certain Transfer Restrictions on Certain Notes. Any Notes (or interests therein) beneficially owned by the Issuer or a Person that is treated as the same Person as the Issuer for U.S. federal income tax purposes after the Closing Date may not be transferred for U.S. federal income tax purposes to another Person (other than a Person that is considered to be the same Person as the Issuer for U.S. federal income tax purposes) unless the Administrator shall cause an Opinion of Counsel, of nationally recognized tax counsel, to be delivered to the Transferor and the Indenture Trustee to the effect that (x) such Notes will be treated as debt for United States federal income tax purposes and (y) the sale of such Notes will not cause the Issuer to be classified as an association or publicly traded partnership taxable, in either case, as a corporation for U.S. federal income tax purposes. The transferee acknowledges that any transfer in violation of the foregoing will be of no force and effect, will be void ab initio, and will not operate to transfer any rights to the transferee. In addition, if for tax or other reasons it may be necessary to track such Notes (e.g., the Notes have original issue discount), tracking conditions such as requiring that such Notes be in definitive registered form or have a different CUSIP may be required by the Administrator as a condition to such transfer (e.g. if the Notes have original issue discount).

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ARTICLE III

COVENANTS

Section 3.1          Payment of Principal and Interest; Determination of SOFR Rate; Benchmark Replacement.

(a)            The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing and subject to Section 8.4, on each Payment Date the Issuer shall cause to be paid all amounts on deposit in the Collection Account which represent Available Funds for such Payment Date in accordance with Section 5.4 or 8.4(a) of this Indenture, as applicable. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered to have been paid by the Issuer to such Noteholder for all purposes of this Indenture. Interest accrued on the Notes shall be due and payable on each Payment Date. The final principal payment on each Class of Notes is due on the earlier of (a) the Redemption Date or (b) the applicable Final Scheduled Payment Date for that Class of Notes.

(b)            The Paying Agent initially shall be the “Calculation Agent” for the purpose of obtaining the SOFR Rate pursuant to this Section 3.1. Upon any resignation of the Calculation Agent, the Administrator shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Calculation Agent. If a Person other than the Paying Agent is appointed by the Administrator as the Calculation Agent, the Administrator will give the Paying Agent prompt written notice of the appointment of the Calculation Agent.

(c)            So long as the Class A-2b Notes are Outstanding, the Calculation Agent shall obtain the SOFR Rate in accordance with the definition of “SOFR Rate” on each SOFR Adjustment Date and shall promptly provide such rate to the Administrator or such person as directed by the Administrator. The SOFR Rate obtained by the Calculation Agent, in the absence of manifest error, will be conclusive and binding on the Noteholders.

(d)            If the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator will replace the then-current Benchmark for all purposes relating to the Class A-2b Notes in respect of such determination on such date and all such determinations on all subsequent dates. The Administrator shall deliver written notice to each Rating Agency and the Calculation Agent on any SOFR Adjustment Date if, as of the applicable Reference Time, the Administrator has determined with respect to the related Interest Period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred. The Administrator shall have the right to make SOFR Adjustment Conforming Changes and, in connection with the implementation of a Benchmark Replacement, Benchmark Replacement Conforming Changes, from time to time.

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(e)            All percentages resulting from any calculation on the Class A-2b Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2b Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

(f)            Any determination, decision or election that may be made by the Administrator or any other Person in connection with a Benchmark Transition Event, a Benchmark Replacement Conforming Change or a Benchmark Replacement pursuant to this Section 3.1 (or pursuant to any capitalized term used in this Section 3.1 or in any such capitalized term), including any determination with respect to administrative feasibility (whether due to technical, administrative or operational issues), a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion, and, notwithstanding anything to the contrary in the Transaction Documents, will become effective without the consent of any other Person (including any Noteholder). The Class A-2b Noteholders shall not have any right to approve or disapprove of these changes and shall be deemed by their acceptance of a Note to have agreed to waive and release any and all claims relating to any such determinations. Notwithstanding anything to the contrary in the Transaction Documents, none of the Issuer, the Owner Trustee, the Indenture Trustee, the Administrator, the Calculation Agent, the Paying Agent, the Sponsor, the Depositor or the Servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any Benchmark, Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other matters related to or arising in connection with the foregoing. Each Noteholder and beneficial owner of Notes, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuer, the Owner Trustee, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Administrator, the Sponsor, the Depositor and the Servicer relating to any such determinations.

(g)            None of the Indenture Trustee, the Owner Trustee, the Paying Agent, the Securities Intermediary, or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the SOFR Rate, the Benchmark or Benchmark Replacement or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any event giving rise to the replacement of the SOFR Rate or a Benchmark Replacement (each of which shall be determined by Administrator), (ii) to select, identify or designate any Benchmark Replacement, or other successor or replacement benchmark index, any Benchmark Replacement Date, any Benchmark Transition Event, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, identify or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index or (iv) to determine whether or what SOFR Adjustment Conforming Changes, Benchmark Replacement Conforming Changes or other amendments are necessary or advisable, if any, in connection with any of the foregoing.

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(h)            None of the Indenture Trustee, the Owner Trustee, the Paying Agent, the Securities Intermediary, or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture or any other Transaction Document as a result of the unavailability of the SOFR Rate or Benchmark and absence of the designation of a Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrator, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and reasonably required for the performance of such duties.

(i)              None of the Indenture Trustee, the Securities Intermediary or the Calculation Agent shall have any liability for any interest rate published by any publication that is the source for determining the Interest Rate of the Class A-2b Notes, including but not limited to the Reuters Screen (or any successor source), the FRBNY’s website, the Bloomberg Financial Markets Commodities News or any successor thereto, or for any rates published on any publicly available source or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

Section 3.2          Maintenance of Office or Agency. As long as any of the Notes remain Outstanding, the Issuer shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, which office or agency shall initially be located at the Corporate Trust Office provided in clause (a)(2) of such term. The Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.3          Money for Payments to be Held in Trust.

(a)            As provided in Sections 5.4(b), 8.4(a) and 8.4(b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn therefrom for payments on the Notes shall be paid over to the Issuer except as provided in this Section.

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(b)            By noon, New York City time, on the Business Day prior to each Payment Date and the Redemption Date, the Issuer shall deposit or cause to be deposited into the Collection Account Available Funds with respect to the related Collection Period, and the Paying Agent shall hold or cause to be held such sum for the benefit of the Persons entitled thereto pursuant to the Transaction Documents and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure so to act.

(c)            The Issuer shall cause each paying agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such paying agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as paying agent, it hereby so agrees to the extent relevant), subject to the provisions of this Section, that such paying agent shall:

(i)           hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as provided in the Transaction Documents;

(ii)          give the Indenture Trustee written notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)         at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such paying agent;

(iv)         promptly resign as a paying agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a paying agent at the time of its appointment;

(v)         comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon, including any FATCA Withholding (including obtaining and retaining from Persons entitled to payments with respect to the Notes any Tax Information and making any withholdings with respect to the Notes as required by the Code (including FATCA) and paying over such withheld amounts to the appropriate governmental authority); and

(vi)        comply with respect to any applicable reporting requirements in connection with any payments made by it on any Notes and any withholding of taxes therefrom, and, upon request, provide any Tax Information to the Issuer.

(d)            The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any paying agent to pay to the Indenture Trustee all sums held in trust by such paying agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such paying agent; and upon such a payment by any paying agent to the Indenture Trustee, such paying agent shall be released from all further liability with respect to such money.

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(e)             Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any paying agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and distributed by the Indenture Trustee to the Issuer upon receipt of an Issuer Request and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof and all liability of the Indenture Trustee or such paying agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such paying agent, before being required to make any such payment, shall at the reasonable expense of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Issuer. The Indenture Trustee may also adopt and employ, at the written direction of and at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any paying agent, at the last address of record for each such Noteholder).

Section 3.4          Existence. The Issuer shall keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

Section 3.5          Protection of Collateral. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other Liens in respect of the Collateral, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first lien on and a first priority, perfected security interest in the Collateral (except to the extent that the interest of the Indenture Trustee therein cannot be perfected by the filing of a financing statement). The Issuer shall from time to time execute and deliver all such supplements and amendments hereto, shall file or authorize the filing of all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and shall take such other action necessary or advisable to:

(a)            Grant more effectively all or any portion of the Collateral;

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(b)            maintain or preserve the Lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(c)            perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(d)            enforce any of the Collateral;

(e)             preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in the Collateral against the claims of all Persons; or

(f)             pay or cause to be paid all taxes or assessments levied or assessed upon the Collateral when due.

The Issuer hereby designates the Indenture Trustee as its agent and attorney-in-fact and hereby authorizes the Indenture Trustee to file all financing statements, continuation statements or other instruments required to be filed (if any) pursuant to this Section; provided, however, the Indenture Trustee shall have no duty and shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Issuer shall not be required to notify any Dealer or any insurer with respect to any Insurance Policy about any aspect of the transactions contemplated by the Transaction Documents. The Indenture Trustee shall release property from the Lien of this Indenture only in accordance with Section 4.1, 5.4 (in connection with the exercise of remedies), 8.4 or 10.1.

Section 3.6          Opinions as to Collateral.

(a)            On the Closing Date, the Issuer shall furnish or cause to be furnished to the Indenture Trustee an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) such action has been taken with respect to the recording and filing of this Indenture, any supplemental indentures hereto and any other requisite documents, and with respect to the filing of any financing statements and continuation statements as are necessary to perfect and make effective the first priority lien and security interest of this Indenture and reciting the details of such action, or (ii) no such action is necessary to make such lien and security interest effective.

(b)            Within 120 days after the beginning of each calendar year, beginning with April 30, 2027, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or (ii) stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.

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Section 3.7          Performance of Obligations; Administration of the Transaction SUBI Assets.

(a)            The Issuer shall not take any action and shall use its reasonable efforts not to permit any action to be taken by others, including the Administrator, that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the other Transaction Documents or such other instrument or agreement.

(b)            The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator, and the Administrator has agreed, to assist the Issuer in performing its duties under this Indenture.

(c)            The Issuer shall, and shall cause the Administrator and the Servicer to, punctually perform and observe all of its respective obligations and agreements contained in this Indenture, the other Transaction Documents and the instruments and agreements included in the Collateral, including but not limited to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Transaction Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer, as a party to the Transaction Documents and as Holder of the Transaction SUBI Certificate, shall not waive, amend, modify, supplement or terminate any Transaction Document to which it is a party or any provision thereof other than in accordance with the amendment provisions set forth in such Transaction Document.

Section 3.8          Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(a)            engage in any activities other than financing, acquiring, owning, pledging and managing the Transaction SUBI Certificate and the other Collateral as contemplated by this Indenture and the other Transaction Documents;

(b)            except as expressly permitted by this Indenture or in the other Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer;

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(c)            claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(d)            except as otherwise permitted by the Transaction Documents, dissolve or liquidate in whole or in part;

(e)            (i) permit the validity or effectiveness of this Indenture to be impaired, permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture, except as may be expressly permitted hereby, (ii) permit any Lien (other than Permitted Liens) to be created on or extend to or otherwise arise upon or burden the Trust Estate, any part thereof or any interest therein or the proceeds thereof or (iii) except as otherwise provided in the Transaction Documents, permit the Lien of this Indenture not to constitute a valid first priority (other than with respect to any Permitted Lien) security interest in the Collateral;

(f)            incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Transaction Documents; or

(g)            merge or consolidate with, or transfer substantially all of its assets to, any other Person.

Section 3.9          Annual Compliance Statement.

(a)            So long as the Transferor is required to file any Exchange Act Reports with respect to the Issuer, the Issuer shall deliver to the Indenture Trustee and each Rating Agency, within 90 days after the end of each calendar year (beginning with the year ending December 31, 2026), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i)           a review of the activities of the Issuer during such year (or since the Closing Date, in the case of the first such Officer’s Certificate) and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii)          to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

(b)            The Issuer shall:

(i)           file with the Indenture Trustee, within 15 days after the Issuer is required (if at all) to file the same with the Commission, copies of the annual reports and such other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) as the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or such other reports required pursuant to TIA Section 314(a)(1);

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(ii)          file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such other information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)         supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders as required by TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 3.9(b) as may be required pursuant to rules and regulations prescribed from time to time by the Commission.

(c)            Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

(d)            Unless the Issuer otherwise determines, the fiscal year of the Issuer shall be the same as the fiscal year of the Servicer, which is the calendar year.

Section 3.10        Restrictions on Certain Other Activities. Except as otherwise provided in the Transaction Documents, the Issuer shall not: (i) engage in any activities other than financing, acquiring, owning, pledging and managing the Transaction SUBI Certificate and the other Collateral in the manner contemplated by the Transaction Documents; (ii) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than the Notes; (iii) make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person; or (iv) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.11        Restricted Payments. The Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer or the Administrator, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (c) set aside or otherwise segregate any amounts for any such purpose; provided, that the Issuer may cause to be made distributions to the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee, the Origination Trustee, the Noteholders and the Certificateholder as permitted by, and to the extent funds are available for such purpose under, this Indenture, the Servicing Agreement, the Transaction SUBI Supplement, the Administration Agreement or the Trust Agreement. Other than as set forth in the preceding sentence, the Issuer shall not, directly or indirectly, make distributions from the Trust Accounts.

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Section 3.12        Notice of Events of Default. The Issuer shall promptly deliver to the Indenture Trustee and each Rating Agency written notice in the form of an Officer’s Certificate of any Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 3.13        Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.14        Delivery of Transaction SUBI Certificate. On the Closing Date, the Issuer shall deliver or cause to be delivered to the Indenture Trustee as security for its obligations hereunder, the Transaction SUBI Certificate. The Indenture Trustee shall take possession of the Transaction SUBI Certificate in New York and shall at all times during the period of this Indenture maintain custody of the Transaction SUBI Certificate in New York.

Section 3.15        Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Transaction Document.

Section 3.16        Removal of Administrator. For so long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection therewith.

Section 3.17        Perfection Representations, Warranties and Covenants. The perfection representations, warranties and covenants attached hereto as Schedule I shall be deemed to be part of this Indenture for all purposes.

Section 3.18        Exchange Act Filings. Perfection Representations, Warranties and Covenants. The Issuer hereby authorizes the Servicer and the Transferor, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the Issuer and/or the Notes required to filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

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ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1          Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.11 and 3.13, (e) the rights, protections and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand and at the expense and on behalf of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(a)            either (i) all Notes theretofore authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (2) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation or (ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) will become due and payable at the latest occurring Final Scheduled Payment Date within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (1), (2) or (3), has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, when due, to the latest occurring Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be;

(b)            the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c)            the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel and (if required by the TIA or the Indenture Trustee and if such discharge is not related to a redemption of the Notes in accordance with Section 10.1) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and, subject to Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with (and, in the case of an Officer’s Certificate, stating that the Rating Agency Condition has been satisfied (provided, that such Officer’s Certificate need not state that the Rating Agency Condition has been satisfied if all amounts owing on each Class of Notes have been paid or will be paid in full on the date of delivery of such Officer’s Certificate)).

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Section 4.2          Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture. Such monies need not be segregated from other funds of the Indenture Trustee except to the extent required herein or as required by law.

Section 4.3          Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.1          Events of Default. The occurrence and continuation of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a default under this Indenture (each, an “Event of Default”):

(a)            default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five (5) Business Days or more;

(b)            default in the payment of principal of any Note at the related Final Scheduled Payment Date or the Redemption Date;

(c)            any failure by the Issuer to duly observe or perform in any material respect any of its material covenants or agreements made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), which failure materially and adversely affects the interests of the Noteholders, and such failure shall continue unremedied for a period of ninety (90) days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or by Noteholders evidencing at least a majority of the aggregate Note Balance of the Outstanding Notes, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)            any representation or warranty of the Issuer made in this Indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the interests of the Noteholders, and which failure continues unremedied for a period of ninety (90) days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or by Noteholders evidencing at least a majority of the aggregate Note Balance of the Outstanding Notes, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

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(e)            a Bankruptcy Event with respect to the Issuer;

provided, however, that a delay in or failure of performance referred to under clauses (a), (b), (c) or (d) above for a period of one hundred twenty (120 days) will not constitute an Event of Default if that delay or failure was caused by force majeure or other similar occurrence.

Section 5.2          Acceleration of Maturity; Waiver of Event of Default.

(a)            Except as set forth in the following sentence, if an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee may, or if directed in writing by the Noteholders representing not less than a majority of the aggregate Note Balance of the Outstanding Notes, shall declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all Notes, and all other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Indenture Trustee or any Noteholder.

(b)            At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided for in this Article V, the Noteholders representing a majority of the aggregate Note Balance of the Outstanding Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)          the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred and (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii)          all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

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If the Notes have been declared due and payable or have automatically become due and payable following an Event of Default, the Indenture Trustee may institute Proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the Collateral) or elect to maintain the Collateral and continue to apply the proceeds from the Collateral as if there had been no declaration of acceleration. Any sale of the Collateral by the Indenture Trustee will be subject to the terms and conditions of Section 5.4.

Section 5.3          Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)            The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five (5) Business Days or more, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee in writing as directed by Noteholders representing a majority of the aggregate Note Balance of the Outstanding Notes, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)            In case the Issuer shall fail forthwith to pay the amounts described in clause (a) above upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)             If an Event of Default shall have occurred and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

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(d)            In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)           to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such Proceedings;

(ii)          unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv)        to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each Noteholder to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses, indemnities and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct, and any other amounts due the Indenture Trustee under Section 6.7.

(e)             Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

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(f)            All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

(g)            In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.4          Remedies; Priorities.

(a)             If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Sections 5.2 and 5.5):

(i)           institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii)          institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii)        exercise any other remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv)         subject to Section 5.17, after an acceleration of the maturity of the Notes pursuant to Section 5.2, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default which accelerates the maturity of the Notes, unless (A) the Transferor elects to exercise its rights to purchase the Transaction SUBI Certificate pursuant to Section 3.18 of the SUBI Transfer Agreement, (B) the holders of 100% of the aggregate Note Balance of the Outstanding Notes have consented to such sale or liquidation, (C) the proceeds of such sale or liquidation are sufficient to pay in full all unpaid the principal of and the accrued interest on all Outstanding Notes or (D) the default relates to the failure to pay interest or principal when due (a “Payment Default”) and the Indenture Trustee determines (but shall have no obligation to make such determination) that the Collections on the Trust Estate will not be sufficient on an ongoing basis to make all payments of principal of and interest on the Notes as those payments would have become due if the Notes had not been declared due and payable; and, in the case of (D) above, the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate Note Balance of the Outstanding Notes. In determining such sufficiency or insufficiency with respect to clauses (C) and (D) of the preceding sentence, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding anything herein to the contrary, if the Event of Default does not relate to a Payment Default or Bankruptcy Event with respect to the Issuer, the Indenture Trustee may not sell or otherwise liquidate the Trust Estate unless the Holders of all Outstanding Notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the Outstanding Notes.

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(b)            Notwithstanding the provisions of Section 8.4 of this Indenture, if the Indenture Trustee collects any money or property pursuant to this Article V and the Notes have been accelerated, it shall pay out such money or property (and other amounts, including all amounts held on deposit in the Reserve Account) held as Collateral for the benefit of the Noteholders (net of liquidation costs associated with the sale of the Trust Estate) in the following order of priority, based solely on and in accordance with the Servicer’s Certificate:

(i)           first, pro rata, (i) to the Indenture Trustee, the Owner Trustee and the Origination Trustee, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior Collection Periods) pursuant to the terms of this Indenture, the Origination Trust Agreement or the Trust Agreement, as applicable, in each case, to the extent not previously paid, and (ii) to the Asset Representations Reviewer, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior Collection Periods) pursuant to the terms of this Indenture or the Asset Representations Review Agreement, as applicable, in each case, to the extent not previously paid;

(ii)          second, to the Servicer (or any predecessor Servicer, if applicable), for reimbursement of all outstanding Advances, if any;

(iii)        third, to the Servicer, the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods and any Investment Earnings;

(iv)        fourth, pro rata, to the Noteholders, for payment to each respective Class, the Accrued Note Interest; provided, that if there are not sufficient funds available to pay the entire amount of the Accrued Note Interest, the amounts available shall be applied to the payment of such interest on each Class of Notes on a pro rata basis based on the amount of interest payable to each Class of Notes;

(v)         fifth, to the Class A-1 Noteholders, in respect of principal thereon, until the Class A-1 Notes have been paid in full; and

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(vi)        sixth, to the Class A-2a Noteholders, the Class A-2b Noteholders and the Class A-3 Noteholders and the Class A-4 Noteholders, in respect of principal thereon, pro rata based on the Note Balance of each such Class until each such Class of Notes has been paid in full;

(vii)       seventh, any remaining funds shall be distributed to or at the written direction of the Certificateholder.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least fifteen (15) days before such record date, the Issuer shall deliver to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

Prior to an acceleration of the Notes after an Event of Default, if the Indenture Trustee collects any money or property pursuant to this Article V, such amounts shall be deposited into the Collection Account and distributed in accordance with Section 8.4 hereof.

Section 5.5          Optional Preservation of the Collateral. If the Notes have been declared or are automatically due and payable under Section 5.2 following an Event of Default and such declaration or automatic occurrence and its consequences have not been rescinded and annulled, if permitted hereunder, the Indenture Trustee may but need not, elect to maintain possession of the Trust Estate (unless the Transferor has elected to purchase the Transaction SUBI Certificate pursuant to Section 3.18 of the SUBI Transfer Agreement) and, if the Indenture Trustee elects to maintain such possession, it shall continue to apply the proceeds thereof in accordance with Section 5.4(b). It is the intent of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such intent into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

Section 5.6          Limitation of Suits.

(a)            No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)           such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)          the Holders of not less than 25% of the aggregate Note Balance of the Outstanding Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as the Indenture Trustee hereunder;

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(iii)         such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)        the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v)         no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the aggregate Note Balance of the Outstanding Notes.

Notwithstanding the foregoing, no Holder of any Note shall be prohibited by this Section 5.6 from initiating or pursuing, or directing the Indenture Trustee to initiate or pursue, mediation or arbitration pursuant to Section 7.6 with respect to any request described in Section 7.6(a) that has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days after receipt of notice of such request by PFLP.

No Noteholder or group of Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except, in each case, to the extent and in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the aggregate Note Balance of the Outstanding Notes, the Indenture Trustee shall take the action directed by the holders representing the largest percentage of the Note Balance of the Outstanding Notes, notwithstanding any other provisions of this Indenture.

(b)            No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Issuer. However, in connection with any action as to which Noteholders are entitled to vote or consent under this Indenture and the Notes, the Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent in accordance with TIA Section 316(c).

Section 5.7          Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment in accordance with Section 5.6 and such right shall not be impaired without the consent of such Noteholder.

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Section 5.8          Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.9          Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10        Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11        Control by Noteholders. Subject to the provisions of Sections 5.4, 5.6, 6.2(d) and 6.2(e), Noteholders holding not less than a majority of the aggregate Note Balance of the Outstanding Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee; provided, that:

(a)            such direction shall not be in conflict with any rule of law or with this Indenture;

(b)            any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be effective only to the extent the Indenture Trustee is permitted to take such action pursuant to Section 5.4(a);

(c)            if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the aggregate Note Balance of the Outstanding Notes to sell or liquidate the Trust Estate shall be of no force and effect;

(d)            the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction, applicable law and the terms of this Indenture; and

(e)            such direction shall be in writing;

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provided, further, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might expose it to personal liability or might materially adversely affect or unduly prejudice the rights of any Noteholders not consenting to such action.

Section 5.12        Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Holders of Notes of not less than a majority of the aggregate Note Balance of the Outstanding Notes, may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes, (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder or (c) arising from a Bankruptcy Event with respect to the Issuer. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any prior, subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 5.13        Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the aggregate Note Balance of the Outstanding Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.14       Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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Section 5.15        Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b), if the maturity of the Notes has been accelerated pursuant to Section 5.2, or Sections 8.4(a) and 8.4(b) of this Indenture, if the maturity of the Notes has not been accelerated.

Section 5.16        Performance and Enforcement of Certain Obligations.

(a)            Promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by (i) the Servicer of its obligations to the Issuer under or in connection with the Servicing Agreement or (ii) the Transferor or PFLP, as applicable, of each of their obligations under or in connection with the SUBI Sale Agreement, in each case, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with each such agreement and the SUBI Transfer Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Transferor, PFLP or the Servicer thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance by the Servicer of its obligations under the Servicing Agreement or by the Transferor or PFLP, as applicable, of each of their obligations under or in connection with the SUBI Sale Agreement.

(b)            If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing) of the Holders of a majority of the aggregate Note Balance of the Outstanding Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against (i) PFLP or the Transferor under or in connection with the SUBI Sale Agreement, (ii) the Servicer under or in connection with the Servicing Agreement or (iii) the Transferor under or in connection with the SUBI Transfer Agreement, including the right or power to take any action to compel or secure performance or observance by the Transferor, the Servicer, PFS or PFLP of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under such Transaction Documents and any right of the Issuer to take such action shall be suspended.

Section 5.17        Sale of Collateral. If the Indenture Trustee acts to sell the Collateral or any part thereof, pursuant to Section 5.4(a), the Indenture Trustee or its agent shall publish a notice in an Authorized Newspaper stating that the Indenture Trustee or its agent intends to effect such a sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Following such publication, the Indenture Trustee or its agent shall, unless otherwise prohibited by applicable law from any such action, sell the Collateral or any part thereof, in such manner and on such terms as provided above to the highest bidder, provided, however, that the Indenture Trustee or its agent may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee or its agent shall give notice to the Transferor and the Servicer of any proposed sale, and the Transferor, the Servicer or any Affiliate thereof shall be permitted to bid for the Collateral at any such sale. The Indenture Trustee or its agent may obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Issuer that the terms and manner of any proposed sale are commercially reasonable. The power to effect any sale of any portion of the Collateral pursuant to Section 5.4 and this Section 5.17 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts payable on the Notes shall have been paid.

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ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.1          Duties of the Indenture Trustee.

(a)             If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)            Except during the continuance of an Event of Default:

(i)            the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents to which it is a party and no implied duties (including fiduciary duties) covenants, liabilities or obligations shall be read into this Indenture or the other Transaction Documents against the Indenture Trustee; and

(ii)            in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, without liability, as to the truth of the statements and the correctness of the calculations and opinions expressed therein, upon certificates, statements, reports (including payment instructions) or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

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(c)            The Indenture Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)          this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)          the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii)         the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with this Indenture, any other Transaction Document or a direction received by it pursuant to Section 5.11; and

(iv)        the Indenture Trustee shall have no duty to monitor the performance of the Issuer, the Servicer, the Administrator, or their respective agents or any other Person, nor shall it have any liability in connection with misconduct or nonfeasance by the Issuer, the Servicer, the Administrator or any other Person. The Indenture Trustee shall have no liability in connection with compliance of the Issuer, the Servicer or the Administrator or their respective agents with statutory or regulatory requirements. The Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to the Trust Estate or any security interest or the validity or sufficiency of any assignment of the Trust Estate or any security interest to the Issuer or the Indenture Trustee.

(d)            Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to clauses (a), (b) and (c) of this Section.

(e)            The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)            Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.

(g)            No provision of this Indenture or any other Transaction Document shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(h)            Every provision of this Indenture and each other Transaction Document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the TIA.

(i)            The Indenture Trustee is authorized and directed to execute the Securities Account Control Agreement and the Administration Agreement and shall take all actions required to be taken by the Indenture Trustee under the Securities Account Control Agreement or the Administration Agreement, respectively.

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Section 6.2          Rights of the Indenture Trustee. Subject to the provisions of Section 6.1:

(a)            The Indenture Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any document (including the Servicer’s Certificate) believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate, recalculate, certify or verify any fact, numerical information, or matter stated in the document.

(b)            Before the Indenture Trustee acts or refrains from acting, it may require and conclusively rely upon an Officer’s Certificate or an Opinion of Counsel, as applicable. The Indenture Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. Any such Officer’s Certificate or Opinion of Counsel requested by the Indenture Trustee shall be an expense of the Person requesting the Indenture Trustee to act or refrain from acting or otherwise shall be an expense of the Issuer.

(c)            The Indenture Trustee may execute any of the trusts or powers hereunder or under any of the Transaction Documents to which the Indenture Trustee is a party or perform any duties hereunder or under any of the Transaction Documents to which the Indenture Trustee is a party either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, the Administrator, any co-trustee or separate trustee appointed in accordance with the provisions of Section 6.10, or any other such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)            The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)            The Indenture Trustee may consult with counsel, accountants and experts of its selection, and the advice or opinion of counsel with respect to legal matters and the advice or opinion of accountants and experts relating to their respective areas of expertise relating to this Indenture, the Notes and any Transaction Documents to which the Indenture Trustee is a party shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, accountants or experts.

(f)            Other than in connection with any actions expressly required to be taken by the Indenture Trustee pursuant to Section 7.5, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to the Indenture Trustee against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction.

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(g)            The Indenture Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Indenture Trustee, and such notice references the Notes and this Indenture. For the avoidance of doubt, receipt by the Indenture Trustee of a Review Report shall not constitute actual knowledge of any breach of a representation or warranty.

(h)            In no event shall the Indenture Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)             Notwithstanding anything to the contrary in this Indenture, the Indenture Trustee shall not be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Indenture Trustee, including, but not limited to, the provision of any present or future applicable law or regulation or act of any governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, disease, epidemics or pandemics, shelter-at-home orders, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services, unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system, or unavailability of any securities clearing system, the failure of another party to perform its obligations hereunder or other force majeure events; it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practice in the banking industry to resume performance as soon as practicable under the circumstances.

(j)            Any permissive right or privilege of the Indenture Trustee hereunder shall not be deemed to be or otherwise be constructed as a duty or obligation.

(k)            The Indenture Trustee shall not be responsible or liable for the existence, genuineness, or value of the Trust Estate, for the legality, enforceability, effectiveness or sufficiency of the Transaction Documents, for the creation, perfection, continuation, priority, sufficiency or protection of any Liens with regard to the Trust Estate or the Transaction Documents, or for any defect or deficiency as to any such matters.

(l)            The Indenture Trustee shall not be liable for any action or inaction of the Issuer, the Noteholders, the Servicer or any other party (or agent thereof) to this Indenture or any other Transaction Document, or the monitoring, supervision or investigation of such Persons, and may assume compliance by such Persons with their obligations under this Indenture or any other Transaction Documents, unless a Responsible Officer of the Indenture Trustee has actual knowledge or received written notice to the contrary.

(m)            Notwithstanding anything to the contrary in this Indenture, the Indenture Trustee shall not be required to take any action that is not in accordance with applicable law.

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(n)            Except as otherwise provided herein or in the other Transaction Documents, the Indenture Trustee shall not have any duty to conduct any investigation as to the occurrence of any condition requiring the reallocation of any Transaction Unit, or the eligibility of any Transaction Unit for purposes of this Indenture.

(o)            The Indenture Trustee may accept and reasonably rely on all accounting, records and work of any duly authorized Person without audit, and the Indenture shall have no liability for the acts or omissions of any such Person. If any error, inaccuracy or omission (collectively “Errors”) exists in any information received, and such Errors, without the knowledge of a Responsible Officer of the Indenture Trustee, should cause or materially contribute to the Indenture Trustee making or continuing any Error (collectively, “Continued Errors”), the Indenture Trustee shall have no liability for such Continued Errors except as a result of its own negligence, bad faith or willful misconduct.

(p)            The Indenture Trustee shall not be imputed with any knowledge of, nor responsibility for, the terms and conditions of any other agreement, instrument or document other than the Transaction Documents to which the Indenture Trustee is a party, or information possessed or obtained by any other Person, or any affiliate, line of business, or other division of U.S. Bank Trust Company, National Association (and vice versa) unless such person is a Responsible Officer of the Indenture Trustee who also has such actual knowledge or information.

(q)            The Indenture Trustee shall have no liability for any failure of performance or inability to perform hereunder caused by the failure of another Person to perform or fully and correctly perform such Person’s duties pursuant to the Transaction Documents.

(r)             With respect to a particular act, the prudent person standard shall be deemed satisfied to the extent that this Indenture provides that the Indenture Trustee acts at the direction of any Noteholder or group of Noteholders and the Indenture Trustee acts in accordance with such direction.

(s)             So long as U.S. Bank Trust Company, National Association acts in each such role, all rights, benefits, protections, immunities and indemnities afforded to the Indenture Trustee hereunder shall be applicable to the Paying Agent, the Calculation Agent, the Authenticating Agent or the Note Registrar, as if set forth herein, mutatis mutandis.

Section 6.3          Individual Rights of the Indenture Trustee. Subject to Section 310 of the TIA, the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Transferor, the Owner Trustee, the Administrator and their respective Affiliates with the same rights it would have if it were not the Indenture Trustee, and the Transferor, the Owner Trustee, the Administrator and their respective Affiliates may maintain normal commercial banking and investment banking relationships with the Indenture Trustee and its Affiliates. Any Paying Agent, Note Registrar, co-registrar, co-paying agent, co-trustee or separate trustee may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

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Section 6.4          The Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity, adequacy or enforceability of this Indenture or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the Notes, and shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes, all of which shall be taken as the statements of the Issuer, other than the Indenture Trustee’s certificate of authentication.

Section 6.5          Notice of Events of Defaults. If an Event of Default occurs and is continuing and if it is either actually known by a Responsible Officer of the Indenture Trustee or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall deliver to each Noteholder and the Administrator notice of the Event of Default within ninety (90) days after such knowledge or notice occurs. Except in the case of an Event of Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.6          Reports by the Indenture Trustee to Noteholders. The Indenture Trustee and the Paying Agent, at the expense of the Issuer, shall deliver to each Person who on any Record Date during the calendar year was a registered Noteholder of a Definitive Note, not later than the latest date permitted by law, such information as may be required by law to enable such Holder to prepare its federal and state income tax returns.

Section 6.7          Compensation and Indemnity. The Indenture Trustee shall be (i) paid from time to time such compensation as the Servicer and the Indenture Trustee shall from time to time agree in writing for services rendered by the Indenture Trustee hereunder in accordance with a fee letter between the Servicer and the Indenture Trustee, (ii) reimbursed for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as Indenture Trustee and (iii) indemnified for, and held harmless against, any and all loss, liability, claim, action, suit, or expense (including reasonable attorneys’ fees and including all loss, liability, claim, action, suit or expense incurred in connection with enforcement of its indemnification rights) incurred by it in connection with the administration of the trust or trusts hereunder or the performance of its duties as Indenture Trustee, in each case by the Issuer from Available Funds and to the extent not satisfied thereby, by the Servicer. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer or the Servicer of its obligations hereunder. The Issuer shall, or shall cause the Servicer to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Servicer to, pay the fees and expenses of such counsel. None of the Administrator, the Issuer or the Servicer shall be liable for or required to indemnify the Indenture Trustee from and against any of the foregoing expenses or indemnities arising or resulting from (i) its own willful misconduct, negligence or bad faith, (ii) the inaccuracy of any representation or warranty contained in Section 6.14 made by the Indenture Trustee or (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Indenture Trustee.

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The compensation and indemnity obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture and the resignation or removal of U.S. Bank Trust Company, National Association in any of its capacities hereunder. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default set forth in Section 5.1(e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Any amounts payable by the Issuer to the Indenture Trustee pursuant to this Section 6.7 shall be paid in accordance with Section 8.4(a) or Section 5.4(b) of this Indenture, as applicable.

Section 6.8          Removal, Resignation and Replacement of the Indenture Trustee. The Indenture Trustee may resign at any time upon thirty (30) days’ written notice to the Issuer, the Administrator and the Servicer. The Holders of a majority of the aggregate Note Balance of the Outstanding Notes may remove the Indenture Trustee without cause upon thirty (30) days’ prior written notice by so notifying the Indenture Trustee and the Issuer, and following that removal may appoint a successor to the Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(a)            the Indenture Trustee fails to comply with Section 6.11;

(b)            a Bankruptcy Event occurs with respect to the Indenture Trustee;

(c)            a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(d)            the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee which satisfies the requirements set forth in Section 6.11.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the Indenture Trustee under this Indenture subject to satisfaction of the Rating Agency Condition. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as the Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the aggregate Note Balance of the Outstanding Notes may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Indenture Trustee.

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If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8 and payment of all fees and expenses owed to the outgoing Indenture Trustee.

Notwithstanding the resignation or removal of the Indenture Trustee pursuant to this Section, the Issuer’s and the Administrator’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

The Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee.

Section 6.9          Successor Indenture Trustee by Merger. Subject to Section 6.11, if the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee, provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Administrator prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee.

Section 6.10        Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)             Notwithstanding any other provisions of this Indenture, at any time, after delivering written notice to the Administrator, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee and the Administrator acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Administrator may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

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(b)            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being intended that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)          no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees; and

(iii)         the Indenture Trustee and the Administrator may at any time accept the resignation of or, acting jointly, remove any separate trustee or co-trustee.

(c)            Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

(d)            Any separate trustee or co-trustee may at any time constitute the Indenture Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.

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Section 6.11        Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a) and, in addition, shall have or have a parent with a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long term issuer rating of investment grade or better by each Rating Agency or shall otherwise be acceptable to each Rating Agency. The Indenture Trustee shall also satisfy the requirements of TIA Section 310(b). Neither the Issuer nor any Affiliate of the Issuer may serve as Indenture Trustee.

Section 6.12        Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). Any Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

Section 6.13        Trustee as Holder of Transaction SUBI Certificate. Following the occurrence and continuation of an Event of Default, to the extent that the Issuer has rights as a Holder of the Transaction SUBI Certificate, including rights to distributions and notice, or is entitled to consent to any actions taken by the Transferor, the Issuer may initiate such action or grant such consent only with consent of the Indenture Trustee at the written direction of the Noteholders of not less than a majority of the Note Balance of the Outstanding Notes. Following the occurrence and continuation of an Event of Default, the Indenture Trustee shall exercise rights as a Holder of the Transaction SUBI Certificate or the right to consent or withhold consent with respect to actions taken by the Transferor or the Issuer, upon the written direction of Holders of a majority of the Note Balance of the Outstanding Notes; provided, however, that any direction to the Indenture Trustee to remove or replace the Servicer upon a Servicer Termination Event shall be made by Noteholders holding not less than 66-2/3% of the Note Balance of the Outstanding Notes.

Section 6.14          Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties as of the date hereof on which the Issuer and the Noteholders shall rely:

(i)            the Indenture Trustee is a national banking association duly organized and validly existing under the laws of the United States;

(ii)            the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

(iii)            this Indenture has been duly executed and delivered by the Indenture Trustee; and

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(iv)            this Indenture is a legal, valid and binding obligation of the Indenture Trustee enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.1          The Issuer to Furnish the Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee and the Paying Agent (a) not more than five (5) days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, and (b) at such other times as the Indenture Trustee or the Paying Agent may request in writing, within five (5) days after receipt by the Issuer of any such request, a list of similar form and content; provided, however, that so long as (i) the Indenture Trustee is the Note Registrar, or (ii) the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee.

Section 7.2          Preservation of Information; Communications to Noteholders.

(a)            The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as the Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be preserved or maintained.

(b)            The Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by three or more Noteholders or by one or more Noteholders of Notes evidencing not less than 25% of the aggregate Note Balance of the Outstanding Notes to receive a copy of the current list of Noteholders (whether or not made pursuant to TIA Section 312(b)), the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto.

(c)            An Investor may send a request to the Transferor at any time notifying the Transferor that such Investor would like to communicate with other Investors with respect to an exercise of their rights under the terms of the Transaction Documents. Each request must include (i) the name of the Investor making the request, (ii) a statement to the effect that such Investor is interested in communicating with other Investors with regard to the possible exercise of rights under the Transaction Documents and (iii) a description of the method other Investors may use to contact the requesting Investor. Additionally, in the case of such requesting Noteholder, the Transferor may require such Noteholder to provide Verification Documents. An Investor that delivers a request under this Section 7.2(c) shall be deemed to have certified to the Transferor, the Issuer and the Servicer that its request to communicate with other Investors relates solely to a possible exercise of rights under the Transaction Documents and will not be used for other purposes.

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(d)            The Transferor shall include in each monthly distribution report on Form 10-D any request that complies with the requirements of Section 7.2(c) hereof received during the related Collection Period from an Investor to communicate with other Investors with respect to their rights under this Indenture or under the Notes. The Transferor shall include in any such monthly distribution report on Form 10-D (i) the name of the Investor making the request, (ii) the date that the request was received, (iii) a statement to the effect that the Transferor has received a request from such Investor stating that such Investor is interested in communicating with other Investors with regard to the possible exercise of their rights under the Transaction Documents or under the Notes and (iv) a description of the method other Investors may use to contact the requesting Investors.

(e)            The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

Section 7.3          Reports by the Indenture Trustee. If required by TIA Section 313(a), within sixty (60) days after each March 31, beginning with March 31, 2027, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c), a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b). A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

Section 7.4          Noteholder Demand for Reallocation, Dispute Resolution.

(a)            If an Investor becomes aware of a breach of PFLP’s representations and warranties in Section 3.2 of the SUBI Sale Agreement that would require PFLP to cause a Transaction Unit to be reallocated to the UTI Portfolio pursuant to Section 3.3 of the SUBI Sale Agreement, such Investor (the “Requesting Investor”) may, by written notice to the Indenture Trustee, direct the Indenture Trustee to notify PFLP of such breach and request that PFLP cause the related Transaction Unit to be reallocated to the UTI Portfolio. Any such written notice to the Indenture Trustee shall identify the Transaction Unit, as well as the related breach of representation or warranty. If the Requesting Investor is a Note Owner, then each written notice from such Requesting Investor must be accompanied by Verification Documents. Upon receipt of any written notice of a reallocation request that complies with the requirements of this Section 7.4, the Indenture Trustee shall forward such written notice to PFLP and request that PFLP cause the related Transaction Unit to be reallocated to the UTI Portfolio pursuant to Section 3.3 of the SUBI Sale Agreement. For the avoidance of doubt, following delivery of such notice and request to PFLP, the Indenture Trustee shall have no responsibility or liability for the decision by PFLP with respect to such Transaction Unit.

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(b)            If a Requesting Investor directs the Indenture Trustee to request the reallocation of a Transaction Unit pursuant to clause (a) above, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of such Requesting Investor within 180 days of the receipt of notice of the request by PFLP, the Indenture Trustee shall, at the direction of such Requesting Investor, refer the matter to either mediation (including nonbinding arbitration) or arbitration pursuant to Section 7.6 of this Indenture; provided, however, if the Indenture Trustee declines to refer the matter to mediation (including nonbinding arbitration) or arbitration due to the failure of such Requesting Investor to offer the Indenture Trustee security or indemnity reasonably satisfactory to the Indenture Trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such request, the Requesting Investor may directly refer the matter to either mediation (including nonbinding arbitration) or arbitration pursuant to Section 7.6 of this Indenture.

Section 7.5          Asset Review Voting.

(a)            If the Delinquency Percentage on any Payment Date exceeds the Delinquency Trigger, then Noteholders (if the Notes are represented by Definitive Notes) or Note Owners (if the Notes are represented by Global Notes) holding at least 5% of the Outstanding Note Balance (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the Asset Representations Reviewer shall conduct an Asset Review by giving written notice to the Indenture Trustee of their desire to institute such a vote within ninety (90) days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger; provided, however, that the failure of any Noteholder or Note Owner to institute such a vote shall not preclude such Noteholder or Note Owner, as applicable, from pursuing dispute resolution pursuant to Section 7.6.  If any Instituting Noteholder is not a Noteholder as reflected on the Note Register, the Indenture Trustee may require such Instituting Noteholder to provide Verification Documents to confirm that the Instituting Noteholder is, in fact, a Note Owner.  If the Instituting Noteholders initiate a vote as described in this clause (a), the Indenture Trustee shall submit the matter to a vote of all Noteholders, which shall be through the Clearing Agency if the Notes are represented by Global Notes, and the Transferor will include or cause to be included in the related Form 10-D that such a vote has been called.  The Indenture Trustee may set a Record Date for purposes of determining the identity of Noteholders or Note Owners, as applicable, entitled to vote in accordance with TIA Section 316(c). The vote will remain open until the 150th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger.  Abstaining from, voting in favor of, or voting against causing the Asset Representations Reviewer to conduct an Asset Review shall not preclude any Noteholder from pursuing dispute resolution pursuant to Section 7.6.  The “Noteholder Direction” shall be deemed to have occurred if Noteholders representing at least a majority of the voting Noteholders vote in favor of directing an Asset Review of the Subject Leases by the Asset Representations Reviewer.  Following the completion of the voting process, the next Form 10-D filed by the Transferor will disclose whether or not a Noteholder Direction has occurred.

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(b)            Within five (5) Business Days of the Review Satisfaction Date, the Indenture Trustee will send a written notice (a “Review Notice”) to PFLP, the Transferor, the Servicer and the Asset Representations Reviewer specifying that the asset review conditions have been satisfied, providing the applicable Review Satisfaction Date.

(c)            Notwithstanding clauses (a) and (b) of this Section 7.5, a Noteholder (if the Notes are represented by Definitive Notes) or Note Owner (if the Notes are represented by Global Notes) need not direct an Asset Review be performed prior to (i)(x) directing the Indenture Trustee to notify PFLP of a breach of PFLP’s representations and warranties in Section 3.2 of the SUBI Sale Agreement that would require PFLP to reallocate a Transaction Unit pursuant to Section 3.3 of the SUBI Sale Agreement and (y) requesting that PFLP reallocate the related Transaction Unit pursuant to Section 7.4 hereof or (ii) referring the matter, at its discretion, to either mediation (including nonbinding arbitration) or arbitration pursuant to Section 7.6 of this Indenture.

(d)            For the avoidance of doubt, the Indenture Trustee shall not be required to (i) determine whether, or give notice to Noteholders that, a Delinquency Trigger has occurred or (ii) determine which assets are subject to an Asset Review by the Asset Representations Reviewer.

Section 7.6         Dispute Resolution.

(a)            If the Transferor, the Issuer, the Owner Trustee (at the direction of a Certificateholder) or the Indenture Trustee (at the direction of an Investor pursuant to Section 7.4 of this Indenture) (the “Requesting Party”) requests that PFLP reallocate any Transaction Unit pursuant to Section 3.3 of the SUBI Sale Agreement, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of notice of the request by PFLP, the Requesting Party shall have the right to refer the matter, at its discretion, to either mediation or arbitration pursuant to this Section 7.6. If the Requesting Party is the Indenture Trustee acting at the direction of an Investor, the Indenture Trustee as Requesting Party shall act at the direction of such Investor in making all decisions related to mediation or arbitration. PFLP shall inform the Requesting Party in writing upon a determination by PFLP that a Transaction Unit subject to a demand shall be reallocated and the monthly distribution report filed by the Transferor on Form 10-D for the Collection Period in which such Transaction Unit was reallocated shall include disclosure of such reallocation. A failure of PFLP to inform the Requesting Party that a Transaction Unit subject to a demand will be reallocated within 180 days of the receipt of notice of the request shall be deemed to be a determination by PFLP that no reallocation of that Transaction Unit due to a breach of Section 3.2 of the SUBI Sale Agreement is required. For the avoidance of doubt, in any mediation or arbitration under this Section 7.6 where the Indenture Trustee is acting at the direction of an Investor, such Investor (or Investors, as applicable) shall be deemed to be the “Requesting Party” for all purposes of this Section 7.6, and the Indenture Trustee shall be acting solely in a representative capacity on behalf of such Investor(s) and not in its individual capacity.

(b)            The Requesting Party shall provide notice in accordance with the provisions of Section 11.4 of its intention to refer the matter to mediation or arbitration, as applicable, to PFLP, with a copy to the Issuer and the Indenture Trustee. PFLP agrees that it shall participate in the resolution method selected by the Requesting Party. PFLP shall provide notice to the Transferor, the Issuer and the Indenture Trustee that it has received a request to mediate or arbitrate a reallocation request. Upon receipt of such notice, the Transferor, the Issuer and the Indenture Trustee (at the direction of a Noteholder pursuant to Section 7.4 of this Indenture) shall advise the Requesting Party and PFLP of an intent to join in the mediation or arbitration, which shall result in their being joined as a Requesting Party in the proceeding.

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(c)            A Requesting Party may not initiate a mediation or arbitration pursuant to this Section 7.6 with respect to a Transaction Unit that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that Requesting Party or another Requesting Party) but shall have the right, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding, to join an existing mediation or arbitration with respect to that Transaction Unit if the mediation or arbitration has not yet concluded. In the case of any such joinder, if the initial Requesting Party is the Indenture Trustee (at the direction of one or more Investors), any decisions related to the mediation or arbitration shall be made by the Indenture Trustee on behalf of such Investors holding a majority of the Note Balance of all of the Outstanding Notes.

(d)            If the Requesting Party selects mediation as the resolution method, the following provisions shall apply:

(i)          The mediation shall be administered by a nationally recognized arbitration and mediation association selected by the Requesting Party pursuant to such association’s mediation procedures in effect at such time.

(ii)         The fees and expenses of the mediation shall be allocated as mutually agreed by the parties as part of the mediation.

(iii)        The mediator shall be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the reallocation dispute and shall be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

(e)            If the Requesting Party selects arbitration as the resolution method, the following provisions shall apply:

(i)          The arbitration shall be administered by a nationally recognized arbitration and mediation association jointly selected by the parties, or if the parties are unable to agree on an association, by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii)         The arbitrator shall be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute hereunder and shall be appointed from a list of neutrals maintained by AAA.

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(iii)        The arbitrator shall make its final determination no later than 90 days after appointment or as soon as practicable thereafter. The arbitrator shall resolve the dispute in accordance with the terms of this Indenture, and may not modify or change this Indenture in any way. The arbitrator shall not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and PFLP shall not be required to pay more than the applicable Securitization Value with respect to any Transaction Unit which PFLP is required to reallocate under the terms of the SUBI Sale Agreement or this Indenture, as applicable. In its final determination, the arbitrator shall determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator shall be in writing and counterpart copies shall be promptly delivered to the parties. The determination may be enforced in any court of competent jurisdiction.

(iv)       No person may bring a putative or certified class action to arbitration.

(f)            For the avoidance of doubt, the Indenture Trustee shall not be responsible for evaluating the qualifications of any mediator or arbitrator, or for paying the costs, expenses and fees of any mediation or arbitration initiated by a Requesting Party in accordance with this Section. To the extent the Indenture Trustee initiates, pursues, participates in, or continues any mediation or arbitration under this Section 7.6 at the written direction of one or more Investor(s), the Indenture Trustee shall act solely in its representative capacity and not in its individual capacity. Any costs, expenses, fees and liabilities (including attorneys’ fees) allocated to, or incurred by, the “Requesting Party” in connection with any such mediation or arbitration shall be payable solely by such directing Investor(s), and in no event shall any such amounts be payable from the Indenture Trustee’s own funds or result in any recourse to the Indenture Trustee in its individual capacity.

(g)            Notwithstanding anything to the contrary in this Indenture or any other Transaction Document, the Indenture Trustee shall have no duty or obligation to initiate, pursue, participate in, or continue any mediation, arbitration or other dispute resolution process under this Section 7.6 (including the giving of any notice, demand, request, election or other direction contemplated hereby), unless and until it has received written direction to do so from the applicable Investor(s) entitled to direct such action under this Indenture and the requirements of Section 6.2(f) have been satisfied.

(h)           The following provisions shall apply to both mediations and arbitrations:

(i)          Any mediation or arbitration shall be held in New York, New York or such other location mutually agreed to by the Requesting Party and PFLP.

(ii)         Notwithstanding this dispute resolution provision, the parties shall have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law.

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(iii)        The details and/or existence of any unfulfilled reallocation request, any meetings or discussions regarding any unfulfilled reallocation request, mediations or arbitration proceedings conducted under this Section 7.6, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to resolve an unfulfilled reallocation request, any information exchanged in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible (except disclosures required by applicable law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 7.6) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that PFLP, in its sole discretion, elects to disclose such information. Such information shall be kept strictly confidential and shall not be disclosed or discussed with any third party, and except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 7.6, and the Asset Representations Reviewer, if an Asset Review has been conducted), if the disclosing Party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient shall promptly notify the other party and shall provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed.

Section 7.7         Cooperation with Voting.

(a)            Each of PFS and the Transferor hereby acknowledges and agrees that it shall cooperate with the Indenture Trustee to facilitate any vote by the Instituting Noteholders pursuant to the terms of Section 7.5 of this Indenture.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.1         Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

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Section 8.2         Trust Accounts.

(a)            The Servicer shall cause to be established:

(i)          For the benefit of the Noteholders, in the name of the Indenture Trustee, an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which Eligible Account shall be maintained with the Securities Intermediary or its designee. No checks shall be issued, printed or honored with respect to the Collection Account.

(ii)         For the benefit of the Noteholders, in the name of the Indenture Trustee, an Eligible Account (the “Principal Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which Eligible Account shall be maintained with the Securities Intermediary or its designee and which may be a sub-account of the Collection Account. No checks shall be issued, printed or honored with respect to the Principal Distribution Account.

(iii)        For the benefit of the Noteholders, in the name of the Indenture Trustee, an Eligible Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which Eligible Account shall be maintained with the Securities Intermediary or its designee. No checks shall be issued, printed or honored with respect to the Reserve Account.

(b)            Funds on deposit in the Collection Account, the Reserve Account and the Principal Distribution Account (collectively, the “Trust Accounts”) shall be invested by the Securities Intermediary in Permitted Investments selected in writing by the Servicer and of which the Servicer provides notification (pursuant to standing instructions or otherwise); provided, that it is understood and agreed that none of the Servicer, the Indenture Trustee, the Securities Intermediary or the Issuer shall be liable for any loss arising from such investment in Permitted Investments. All such Permitted Investments shall be held by or on behalf of the Indenture Trustee as secured party for the benefit of the Noteholders; provided, that on each Payment Date all Investment Earnings on funds on deposit in the Trust Accounts shall be distributed to the Servicer as additional servicing compensation in accordance with Section 5.4(b) or Section 8.4(a) hereof, as applicable. The investments of funds on deposit in the Collection Account pertaining to the Collection Period shall mature so that such funds will be available on the next Payment Date, subject to Section 8.5(c) hereof. The investments of funds on deposit in the Reserve Account shall mature so that such funds in an amount equal to the Reserve Account Draw Amount will be available on the next Payment Date, subject to Section 8.5(c) hereof. No Permitted Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to such Permitted Investment and the Servicer directs the Indenture Trustee in writing to dispose of such Permitted Investment.

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(c)            Except as otherwise provided in Section 8.2(b), the Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds and proceeds shall be part of the Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any Trust Account ceases to be an Eligible Account, the Servicer shall promptly notify the Indenture Trustee in writing (unless such Trust Account is an account with the Indenture Trustee or an Affiliate thereof) and within thirty (30) days (or any longer period if the Rating Agency Condition is satisfied with respect to such longer period) after becoming aware of the fact, establish a new Trust Account (with the assistance of the Securities Intermediary as may be necessary) as an Eligible Account and shall direct the Indenture Trustee to transfer any cash and/or any investments to such new Trust Account.

(d)           With respect to the Trust Account Property, the parties hereto agree that:

(i)          any Trust Account Property that consists of uninvested funds shall be held solely in Eligible Accounts and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and, except as otherwise provided in the Transaction Documents, the Indenture Trustee or its designee shall have sole signature authority with respect thereto;

(ii)         any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee or its designee, in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or any such designee;

(iii)        any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iv) below shall be delivered to the Indenture Trustee or its designee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or such designee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its designee’s) ownership of such security on the books of the issuer thereof;

(iv)        any Trust Account Property that is an uncertificated security that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account at a Federal Reserve Bank and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or its designee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee or such designee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

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(v)        to the extent any Trust Account Property is credited to a securities account, the account agreement establishing such securities account shall provide that the account agreement is governed solely by the law of the State of New York and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention; and such institution acting as securities intermediary shall have at the time of entry of the account agreement and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the criteria provided in Article 4(1)(a) or (b) of the Hague Securities Convention; the jurisdiction of such institution acting as securities intermediary with respect to such securities account shall be the State of New York; and (if the Indenture Trustee is not the securities intermediary with respect to such securities account) the Indenture Trustee, the Issuer and such securities intermediary shall agree in writing that such securities intermediary will comply with entitlement orders originated by the Indenture Trustee with respect to such securities account without further consent of the Issuer.

(e)           The Indenture Trustee, to the extent it is acting in the capacity of securities intermediary with respect to Trust Account Property, represents, warrants and covenants that:

(i)          it is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(ii) of the relevant UCC, that in the ordinary course of its business maintains “securities accounts” for others, as such term is used in Section 8-501 of the relevant UCC, and an “intermediary” as defined in the Hague Securities Convention;

(ii)         pursuant to Section 8-110(e)(1) of the relevant UCC for purposes of the relevant UCC, the jurisdiction of the securities intermediary is the State of New York. Further, the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention; and

(iii)        it has and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America engaged in a business or other regular activity of maintaining securities accounts.

(f)            Except for the Collection Account, the Reserve Account and the Principal Distribution Account, there are no accounts required to be maintained under the Transaction Documents. No checks shall be issued, printed or honored with respect to the Collection Account, the Reserve Account or the Principal Distribution Account.

(g)           To the extent that there are any other agreements with the Indenture Trustee or the Securities Intermediary governing the Trust Accounts, the parties agree that each and every such agreement is hereby amended to provide that, with respect to the Trust Accounts, the law applicable to all issues specified in Article 2(1) of the Hague Securities Convention shall be the laws of the State of New York.

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Section 8.3         Servicer Certificate; Statements to Noteholders.

(a)           The Issuer shall cause the Servicer to deliver to the Indenture Trustee and each Paying Agent, with a copy to each of the Rating Agencies, a Servicer’s Certificate containing all information necessary to make the payments, transfers and distributions pursuant to Section 8.4 on such Payment Date (and, if applicable, Section 5.4), together with the written statements to be furnished by the Indenture Trustee to the Noteholders pursuant to clause (b) of this Section 8.3, including among other things, the following information with respect to the related Payment Date and the related Collection Period:

(i)          the amount of the distribution on or with respect to each Class of Notes allocable to principal;

(ii)         the amount of the distribution on or with respect to each Class of Notes allocable to interest;

(iii)        the Class A-1 Note Balance, the Class A-2a Note Balance, the Class A-2b Note Balance, the Class A-3 Note Balance, and the Class A-4 Note Balance, in each case before and after giving effect to payments on such Payment Date;

(iv)       the Principal Distribution Amount for such Payment Date;

(v)        the number of, and aggregate amount of monthly lease payments due on, the related Leases which are delinquent as of the end of the related Collection Period;

(vi)       the Delinquency Percentage;

(vii)      the aggregate Securitization Value of 60-Day Delinquent Leases as of the end of the related Collection Period;

(viii)     whether the Delinquency Percentage exceeds the Delinquency Trigger;

(ix)        the aggregate Servicing Fee paid to the Servicer, the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date;

(x)         (i) the amount of fees paid to the Indenture Trustee, the Owner Trustee and the Origination Trustee, the amount of any unpaid fees to the Indenture Trustee, the Owner Trustee and the Origination Trustee and any changes in such amount from the prior Payment Date and (ii) the amount of fees paid to the Asset Representations Reviewer, if any, the amount of any unpaid fees to the Asset Representations Reviewer and any changes in such amount from the prior Payment Date;

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(xi)        (i) the amount on deposit in the Reserve Account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount to be deposited in the Reserve Account in respect of such Payment Date, if any, (iii) the Reserve Account Draw Amount, if any, to be withdrawn from the Reserve Account on such Payment Date, (iv) the balance on deposit in the Reserve Account on such Payment Date after giving effect to such changes in such balance from the immediately preceding Payment Date;

(xii)       the amount available in the Collection Account for payment of the aggregate amount payable or distributable on the Notes, the amount of any principal or interest shortfall with respect to each Class of Notes and the amount required from any applicable credit enhancement provider to pay any shortfall;

(xiii)      the aggregate Reallocation Amount with respect to reallocated Transaction Units paid by the Servicer or PFLP with respect to the related Collection Period;

(xiv)      the number of Leases that are 31-60, 61-90 and 91-120 days delinquent as of the end of the related Collection Period;

(xv)       the aggregate Securitization Value of Leases that are 31-60, 61-90 and 91-120 days delinquent as of the end of the related Collection Period;

(xvi)      the percentage of the total aggregate outstanding principal amount of Leases that are 31-60, 61-90 and 91-120 days delinquent as of the end of the related Collection Period;

(xvii)     the Note Factor;

(xviii)    the amount of the Noteholders’ Interest Carryover Shortfall from the preceding Payment Date, if any, on such Payment Date and the change in such amounts from the preceding Payment Date;

(xix)      the aggregate amount of Residual Losses and Credit Losses for that Collection Period;

(xx)       the number of Included Units at the beginning and at the end of that Collection Period;

(xxi)      the aggregate Securitization Value as of the beginning and end of the related Collection Period;

(xxii)     the number and Securitization Value of Vehicles turned-in by lessees at the end of the related lease terms and the residual value realization rates on such Vehicles;

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(xxiii)    a summary of material modifications, extensions or waivers, if any, to the terms of the Leases related to the Included Units during that Collection Period, or since the Closing Date, if such modifications, extensions or waivers have become material over time;

(xxiv)    a summary of material breaches of representations or warranties related to eligibility criteria for the Included Units, together with the number and aggregate Securitization Value of reallocated Included Units in connection with such breaches during that Collection Period;

(xxv)     the number and aggregate Securitization Value of reallocated Included Units in connection with a Postmaturity Term Extension; and

(xxvi)    a summary of any material breach by the Issuer of covenants contained in the SUBI Transfer Agreement.

Each amount set forth pursuant to clauses (i), (ii), (iii), and (iv) above shall be expressed in the aggregate and as a dollar amount per $1,000 of the Initial Note Balance of a Note. No disbursements shall be made directly by the Servicer to a Noteholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

(b)           On or before each Determination Date, the Servicer shall deliver to the Indenture Trustee and each Paying Agent (with a copy to each Rating Agency and the Issuer), and the Indenture Trustee shall forward (or make available on its website, as described below) to each Noteholder of record as of the most recent Record Date, a statement setting forth for the Collection Period and Payment Date relating to such Determination Date information including, among other things, the amounts available for payments, interest, principal and fees.

The Indenture Trustee shall make available via the Indenture Trustee’s internet website all reports or notices required to be provided by the Indenture Trustee under this Section 8.3. Any information that is disseminated in accordance with the provisions of this Section 8.3 shall not be required to be disseminated in any other form or manner; provided, however, any such information that must be delivered to the Rating Agencies under this Section 8.3 shall be sent by the Servicer by electronic mail to each Rating Agency. The Indenture Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at “https://www.pivot.usbank.com” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Servicer, the Issuer or any Paying Agent. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement. The Indenture Trustee shall notify the Noteholders in writing of any changes in the address or means of access to the internet website where the reports are accessible.

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(c)            The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer’s Certificate delivered by the Servicer to the Indenture Trustee, and the Indenture Trustee shall be fully protected in relying upon such Servicer’s Certificate.

Section 8.4         Disbursement of Funds.

(a)            Unless the Notes have been accelerated pursuant to Section 5.2, on each Payment Date, the Indenture Trustee (based solely on information contained in, and as directed by, the Servicer’s Certificate delivered on or before the related Determination Date pursuant to Section 8.3) shall make the following deposits and distributions, to the extent of Available Funds and the Reserve Account Draw Amount on deposit in the Collection Account for such Payment Date, in the following order of priority:

(i)          first, to the Servicer (or any predecessor Servicer, if applicable), for reimbursement of all outstanding Advances, if any;

(ii)         second, to the Servicer, the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods and any Investment Earnings;

(iii)        third, pro rata, (i) to the Indenture Trustee, the Owner Trustee and the Origination Trustee, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior Collection Periods), in each case, due and payable under any Transaction Document, as applicable; provided, that such accrued and unpaid fees, expenses and indemnification amounts payable (A) to the Indenture Trustee pursuant to this clause third may not exceed, in the aggregate, $100,000 per annum, (B) to the Owner Trustee pursuant to this clause third may not exceed, in the aggregate, $75,000 per annum and (C) to the Origination Trustee pursuant to this clause third may not exceed, in the aggregate, $75,000 per annum; provided further that if the accrued and unpaid fees, expenses and indemnification amounts payable to any of the Indenture Trustee, the Owner Trustee or the Origination Trustee exceeds such cap, such party will receive any unused amount of the other parties’ cap up to an amount not to exceed, in the aggregate, $250,000 per annum on the Payment Date occurring in December of each calendar year, and (ii) to the Asset Representations Reviewer, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior Collection Periods) due and payable under this Indenture and the Asset Representations Review Agreement; provided, that such accrued and unpaid fees, expenses and indemnification amounts payable to the Asset Representations Reviewer pursuant to this clause third may not exceed, in the aggregate, $50,000 per annum;

(iv)        fourth, pro rata, to the Noteholders, the Accrued Note Interest, due and accrued for the related Interest Period (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the Accrued Note Interest, the amounts available will be applied to the payment of such interest on the Notes on a pro rata basis based on the amount of interest owing to each Class of Notes;

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(v)         fifth, to the Principal Distribution Account for distribution to the Noteholders pursuant to Section 8.4(b), the Principal Distribution Amount, if any;

(vi)       sixth, to the Reserve Account, any additional amounts required to increase the amount in the Reserve Account up to the Specified Reserve Account Balance;

(vii)      seventh, pro rata, to the Owner Trustee, the Indenture Trustee and the Origination Trustee, accrued and unpaid fees, expenses and indemnification amounts due and payable under any Transaction Document, as applicable, and to the Asset Representations Reviewer, accrued and unpaid fees, expenses and indemnification amounts due and payable under this Indenture and the Asset Representations Review Agreement, as applicable, in each case which have not been previously paid pursuant to clause third due solely to the per annum limitation set forth therein; and

(viii)      eighth, any remaining funds shall be distributed to or at the direction of the Certificateholder.

Notwithstanding any other provision of this Section 8.4, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the Indenture Trustee shall apply all amounts on deposit in the Collection Account pursuant to Section 5.4(b) of the Indenture.

(b)            Prior to the acceleration of the Notes pursuant to Section 5.2 of this Indenture, on each Payment Date and the Redemption Date, the Paying Agent shall distribute all amounts on deposit in the Principal Distribution Account to Noteholders in respect of principal of the Notes to the extent of the funds therein in the following order of priority:

(i)          first, to the Holders of the Class A-1 Notes in respect of principal, until the Class A-1 Notes are paid in full;

(ii)         second, to the Holders of the Class A-2 Notes, pro rata among the Holders of the Class A-2a Notes and the Holders of the Class A-2b Notes, in respect of principal, until the Class A-2a Notes and the Class A-2b Notes are paid in full;

(iii)        third, to the Holders of the Class A-3 Notes in respect of principal, until the Class A-3 Notes are paid in full; and

(iv)        fourth, to the Holders of the Class A-4 Notes in respect of principal, until the Class A-4 Notes are paid in full.

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(c)            The Issuer shall cause (i) the Servicer to deposit all Collections and Advances into the Collection Account in accordance with the Transaction SUBI Servicing Supplement and (ii) the Servicer or PFLP, as applicable, to deposit all Reallocation Amounts with respect to the Collection Period preceding such Payment Date in the Collection Account in accordance with the Transaction SUBI Servicing Supplement and the SUBI Sale Agreement, as applicable. On or before each Payment Date, all amounts required to be withdrawn from the Reserve Account and deposited into the Collection Account in accordance with Section 8.6 of the Transaction SUBI Servicing Supplement shall be withdrawn by the Paying Agent from the Reserve Account and deposited to the Collection Account (based solely on and in accordance with the Servicer’s Certificate).

Section 8.5         General Provisions Regarding Accounts.

(a)            The funds on deposit in the Trust Accounts shall be invested in Permitted Investments in accordance with and subject to Section 8.2 and all interest and investment income (net of losses and investment expenses) on funds on deposit in the Trust Accounts shall be distributed in accordance with the provisions of Section 5.4(b) or Section 8.4(a) hereof, as applicable. The Securities Intermediary shall not be directed to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Securities Intermediary to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect. The Securities Intermediary shall have no duty to invest funds deposited in the Trust Accounts within two (2) Business Days of a Payment Date.

(b)            Subject to Section 6.1(c), the Securities Intermediary shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Permitted Investment included therein, except for losses attributable to the Security Intermediary’s failure to make payments on any such Permitted Investments issued by the Securities Intermediary in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c)            If (i) investment directions shall not have been given in writing by the Servicer in accordance with Section 8.2 for any funds on deposit in the Trust Accounts to the Securities Intermediary by 11:00 a.m., New York City time (or such other time as may be agreed by the Servicer and the Securities Intermediary), on any Business Day, (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 or (iii) the Notes shall have been declared due and payable following an Event of Default and amounts collected or received from the Trust Estate are being applied in accordance with Section 5.4 of this Indenture, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Permitted Investments in accordance with the standing instructions most recently given by the Servicer; provided, however, that if no such instruction has been given to the Securities Intermediary, the funds deposited shall remain uninvested; provided, further, that, to the extent that funds in the Trust Accounts are required to make distributions on a Payment Date pursuant to Section 5.4(b) or 8.4(a), such funds shall not be invested during the two (2) Business Days prior to such Payment Date.

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(d)           The Indenture Trustee may hold interest and investment income (net of losses and investment expenses) on funds on deposit in the Collection Account in a separate sub-account of the Collection Account for future remittance pursuant to Section 5.4(b) or 8.4(a) of this Indenture, as applicable.

Section 8.6         Release of Collateral.

(a)            Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may if permitted by and in accordance with the terms hereof, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture or such other document. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)           The Indenture Trustee shall, at such time as there are no Notes Outstanding and all amounts due to the Indenture Trustee pursuant to Section 6.7 have been paid (as certified by an Authorized Officer of the Issuer in an Officer’s Certificate delivered to the Indenture Trustee), release any remaining portion of the Collateral that secured the Notes from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. Such release shall include delivery to the Issuer or its designee of the Transaction SUBI Certificate, release of the Lien of this Indenture and transfer of dominion and control over the Trust Accounts to the Issuer or its designee. The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request accompanied by an Officer’s Certificate or an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges that from time to time the Indenture Trustee shall release the Lien of this Indenture (or shall be deemed to automatically release the Lien of this Indenture without any further action) on any Transaction Unit to be reallocated from the Transaction SUBI Portfolio to the UTI Portfolio (i) in accordance with Section 8.12 of the Transaction SUBI Servicing Supplement or (ii) in accordance with Section 3.3 of the SUBI Sale Agreement.

Section 8.7         Opinion of Counsel. The Indenture Trustee shall receive at least seven days’ notice (or such shorter notice acceptable to the Indenture Trustee) when requested by the Issuer to take any action pursuant to Section 8.6(a), accompanied by copies of any instruments involved, and the Indenture Trustee may also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, as to factual matters, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

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ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.1         Supplemental Indentures Without Consent of Noteholders.

(a)           Without the consent of the Noteholders or any other Person, the Issuer and the Indenture Trustee (when so directed by an Issuer Order) at any time and from time to time, may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purposes of modifying in any manner the rights of the Noteholders under this Indenture subject to the satisfaction of the following conditions:

(i)          the Issuer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such supplemental indenture will not materially and adversely affect the interests of the Noteholders;

(ii)         the Issuer delivers an Officer’s Certificate to the Indenture Trustee to the effect that such supplemental indenture will not materially and adversely affect the interests of the Noteholders; or

(iii)        the Rating Agency Condition is satisfied with respect to such supplemental indenture and the Issuer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such supplemental indenture;

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)           Without the consent of the Noteholders or any other Person, the Issuer and the Indenture Trustee (when so directed by an Issuer Order), may also enter into one or more indentures supplemental hereto for the purpose of conforming the terms of this Indenture to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the Certificates.

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(c)           Prior to the execution of any such supplemental indenture, the Issuer shall provide written notification of the substance of such supplemental indenture to each Rating Agency and the Owner Trustee; and promptly after the execution of any such supplemental indenture, the Issuer shall furnish a copy of such supplemental indenture to each Rating Agency, the Owner Trustee and the Indenture Trustee; provided, that no supplemental indenture pursuant to this Section 9.1 shall be effective which affects the rights, protections, immunities, indemnities or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed).

(d)           Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.1, the Indenture Trustee shall deliver to the Noteholders a copy of such supplemental indenture. Any failure of the Indenture Trustee to mail a copy of such supplemental indenture, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(e)           Notwithstanding anything under this heading or in any other Transaction Document to the contrary, this Indenture may be amended by the Administrator, on behalf of the Issuer, without the consent of the Servicer, the Indenture Trustee, the Depositor, PFLP, the Owner Trustee, any Noteholder or any other person and without satisfying any other amendment provisions of this Indenture or any other Transaction Document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuer has delivered notice of such amendment to the Rating Agencies on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes will not affect the Owner Trustee’s and Indenture Trustee’s rights, indemnities or obligations without the Owner Trustee’s or Indenture Trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to this Indenture may be retroactive (including retroactive to the Benchmark Replacement Date) and this Indenture may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

Section 9.2         Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may also, with prior notice from the Issuer to the Rating Agencies and with the consent of the Holders of not less than a majority of the aggregate Note Balance of the Outstanding Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i)  change the Final Scheduled Payment Date of any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right of the Noteholders to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

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(ii)  reduce the percentage of the aggregate Note Balance of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;

(iii)  modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv)  reduce the percentage of the aggregate Note Balance of the Outstanding Notes the consent of the Holders of which is required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.4 if the proceeds of such sale or liquidation would be insufficient to pay the aggregate Note Balance of the Outstanding Notes plus accrued but unpaid interest on the Notes;

(v)  modify any provision of this Section in any respect adverse to the interests of the Noteholders except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

(vi)  permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in the Transaction Documents, terminate the Lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the Lien of this Indenture.

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall deliver to the Noteholders to which such amendment or supplemental indenture relates a notice (to be provided by the Issuer and at the Issuer’s expense) setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

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Section 9.3         Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to such execution have been complied with. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.4         Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.5         Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

Section 9.6         Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X

REDEMPTION OF NOTES

Section 10.1       Redemption.

(a)           Pursuant to Section 3.18 of the SUBI Transfer Agreement, the Transferor shall be permitted at its option to purchase the interest in the Transaction SUBI evidenced by the Transaction SUBI Certificate from the Issuer on any Payment Date if the Note Balance of the Outstanding Notes is less than or equal to 10% of the Initial Note Balance. The purchase price for the Transaction SUBI Certificate shall equal the Optional Purchase Price, which amount shall be deposited by the Transferor into the Collection Account on the Redemption Date. In connection with an Optional Purchase, the Notes shall be redeemed on the Redemption Date in whole, but not in part, for the Redemption Price. If the Transferor exercises the Optional Purchase, on the Redemption Date, prior to 1:00 p.m., New York City time, the Paying Agent shall transfer the Optional Purchase Price from the Collection Account to the Noteholders as the Redemption Price.

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(b)           Each of the Notes is subject to redemption in whole, but not in part, on any Payment Date on which the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under clauses first through fifth of Section 8.4(a) (without regard to any caps set forth therein) would be sufficient to pay in full the aggregate unpaid Note Balance of all of the Outstanding Notes as determined by the Servicer. On such Payment Date, (i) the Indenture Trustee upon written direction from the Servicer shall transfer all amounts on deposit in the Reserve Account to the Collection Account and (ii) the Outstanding Notes shall be redeemed in whole, but not in part.

(c)           If the Notes are to be redeemed pursuant to Section 10.1(a) or 10.1(b), the Administrator shall provide at least ten (10) days’ prior written notice of the redemption of the Notes to the Issuer, the Indenture Trustee and the Owner Trustee and the Indenture Trustee shall provide prompt (but not later than five (5) days prior to the applicable Redemption Date) notice thereof to the Noteholders.

Section 10.2      Form of Redemption Notice. Notice of redemption under Section 10.1 shall be given by the Indenture Trustee by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Notes as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register. In addition, the Administrator shall notify each Rating Agency upon the redemption of the Notes, pursuant to the Administration Agreement.

All notices of redemption shall state:

(i)  the Redemption Date;

(ii)  the Redemption Price;

(iii)  that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes, and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2);

(iv)  that interest on the Notes shall cease to accrue on the Redemption Date; and

(v)  the CUSIP numbers (if applicable) for such Notes.

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. In addition, the Issuer shall notify each Rating Agency upon redemption of the Notes. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any Note.

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Section 10.3       Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI

MISCELLANEOUS

Section 11.1       Compliance Certificates and Opinions, etc.

(a)            Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with that satisfies TIA Section 314(c)(1), (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with that satisfies TIA Section 314(c)(2) and (iii) if required by the TIA, an Independent Certificate in accordance with TIA Section 314(c)(3), except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion furnished in accordance with this Indenture or TIA Section 314(e) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)  a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)  a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)  a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

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(b)            In addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture:

(i)          Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value in accordance with TIA Section 314(d) (within ninety (90) days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii)        Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if in accordance with TIA Section 314(d), the fair value to the Issuer of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the Officer’s Certificates delivered pursuant to clause (i) and this clause (ii), is 10% or more of the Note Balance of the Outstanding Notes, but such Officer’s Certificates need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then-aggregate Note Balance of the Outstanding Notes.

(iii)        Other than as contemplated by Section 11.1(b)(v), whenever any property or securities are to be released from the Lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)        Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities and of all other property, or securities (other than property described in clauses (A) or (B) of Section 11.1(b)(v)) released from the Lien of this Indenture since the commencement of the then current calendar year, as set forth in the Officer’s Certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Balance of the Outstanding Notes, but such Officer’s Certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then aggregate Note Balance of the Outstanding Notes.

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(v)         Notwithstanding Section 2.9 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of the Collateral as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Transaction Documents.

Section 11.2       Form of Documents Delivered to the Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Transferor, the Administrator or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Transferor, the Administrator or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

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Section 11.3       Acts of Noteholders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)            The ownership of Notes shall be proved by the Note Register.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)            Any provision of this Indenture or any other Transaction Document that requires the consent, direction or other action of all or a portion of Note Owners or Holders shall be deemed to require that such consent, direction or other action be taken by such Note Owners or Holders, as applicable.

Section 11.4       Notices. Unless otherwise expressly specified or permitted by the terms hereof, all demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service or by electronic transmission and addressed in each case as set forth on Schedule III to the SUBI Sale Agreement, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

The Indenture Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail or pdf transmission or other similar unsecured electronic methods; provided, however, that the Indenture Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. The Indenture Trustee shall be entitled to the protections provided by Section 6.2, including Sections 6.2(a) and (b), in relying on documents and instructions sent by unsecured email or pdf transmission or other similar unsecured electronic methods. The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction, provided that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

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Section 11.5       Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid or via electronic transmission to each Noteholder affected by such event, at such Noteholder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or an Event of Default.

Section 11.6       Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices, provided, that such methods are reasonable and acceptable to the applicable depository and consented to in writing by the Indenture Trustee. The Indenture Trustee shall acknowledge receipt of any instructions from the Issuer regarding any alternate method of notice or payment as described in the preceding sentence. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 11.7       Conflicts with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

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Section 11.8       Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Section 11.9       Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.10     Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

Section 11.11     Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12      Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than (i) the parties hereto and their successors hereunder, (ii) the Owner Trustee, (iii) the Noteholders and (iv) any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture. For the avoidance of doubt, the Owner Trustee is a third-party beneficiary of this Indenture and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

Section 11.13     Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.14     Governing Law. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.15     Separate Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.16     Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

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Section 11.17     Trust Obligation. Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner or a beneficial interest in a Note, by accepting the benefits of this Indenture, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee, the Paying Agent, the Note Registrar or the Owner Trustee in their respective individual capacities, (ii) any Certificateholder or any other owner of a beneficial interest in the Issuer, (iii) the Servicer, the Administrator or the Transferor or (iv) any partner, owner, beneficiary, agent, officer, director, employee, successor or assign of any Person described in clauses (i), (ii) and (iii) above, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Paying Agent, the Note Registrar and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Section 11.18     No Petition. Each of the Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties, (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence, join or institute against, with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction; provided, however, that the foregoing shall not prevent the Indenture Trustee from filing a proof of claim in any such Proceeding.

Section 11.19     TIA Incorporation and Conflicts. The provisions of Sections 310 through 317 of the TIA that impose duties on any Person (including the provisions automatically deemed included herein unless expressly included by this Indenture) are a party of and govern this Indenture, whether or not physically contained herein. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

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Section 11.20     Each SUBI Separate; Assignees of SUBI. Each of the Indenture Trustee, by entering into this Indenture, and each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that (a) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI and the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only, and not against any Other SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or any Transaction SUBI Assets, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any SUBI (other than the Transaction SUBI) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or any Other SUBI Assets and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any Other SUBI or any Other SUBI Assets shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or the Transaction SUBI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio. Each party hereto agrees for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

Section 11.21     Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or Proceeding relating to this Indenture or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

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(b)            consents that any such action or Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11.4 of this Indenture;

(d)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)            to the extent permitted by applicable law, waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Indenture, any other Transaction Document, or any matter arising hereunder or thereunder.

Section 11.22     Subordination of Claims. The Issuer’s obligations under this Indenture are obligations solely of the Issuer and will not constitute a claim against the Transferor to the extent that the Issuer does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by accepting the benefits of this Indenture on behalf of the Issuer, the Certificateholder, by accepting the Certificate, and the Indenture Trustee (in its individual capacity and as Indenture Trustee), by entering into this Indenture, and each Noteholder and each Note Owner, by accepting the benefits of this Indenture, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Transferor. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Owner Trustee, the Indenture Trustee, each Noteholder, each Note Owner or the Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Transferor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Indenture Trustee (in its individual capacity and as the Indenture Trustee), by entering into or accepting this Indenture, the Certificateholder, by accepting the Certificate, the Owner Trustee, by accepting the benefits of this Indenture on behalf of the Issuer, and each Noteholder or Note Owner, by accepting the benefits of this Indenture, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance. The provisions of this Section will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Indenture.

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Section 11.23     Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties that (a) this Indenture is executed and delivered on behalf of the Issuer by Wilmington Trust, National Association, not individually or personally, but solely in its capacity as Owner Trustee, at the direction of the Depositor in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose for binding only, and is binding only on the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally or as Owner Trustee, to perform any covenant or obligation either expressed or implied contained herein of the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no and will make no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Indenture and (e) under no circumstances shall Wilmington Trust, National Association, be personally liable for the payment of any indebtedness, indemnity obligations or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents, as to all of which recourse shall be limited to the assets of the Issuer. The parties hereto hereby acknowledge that the Administrator is authorized pursuant to the Trust Agreement to take action on behalf of the Issuer.

Section 11.24     Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Transferor or any of their Affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Section 11.25     Regulation AB Information to be Provided by the Indenture Trustee

(a)            For so long as the Transferor is filing Exchange Act Reports, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, notify the Transferor, in writing, of any Form 10-D Disclosure Item of which a Responsible Officer of the Indenture Trustee has knowledge, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably satisfactory to the Transferor; provided, however, that the Indenture Trustee shall (i) not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Transferor, and (ii) as promptly as practicable following notice to or actual knowledge by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.

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(b)            As soon as available but no later than March 15 of each calendar year for so long as the Transferor is filing Exchange Act Reports, commencing on March 15, 2027, the Indenture Trustee shall:

(i)         deliver to the Transferor a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria, specified on Exhibit B hereto, during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an Authorized Officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit B or such criteria as mutually agreed upon by the Transferor and the Indenture Trustee;

(ii)         cause a firm of registered public accountants that is qualified and independent with the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver a report for inclusion in the Transferor’s filing of Exchange Act Form 10-K with respect to the Issuer that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered to the Transferor pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)        in the event that modifications are required to the report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria or the registered public accountants report after the delivery of such reports in accordance with clauses (i) and (ii) of this Section 11.25(b) as a result of written communications received by the Transferor from the Commission or otherwise, then the Indenture Trustee as promptly as practicable following notice to a Responsible Officer of the Indenture Trustee shall provide to the Transferor such modified reports;

(iv)       deliver to the Transferor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Issuer or the Transferor substantially in the form attached hereto as Exhibit C or such form as mutually agreed upon by the Transferor and the Indenture Trustee; and

(v)        notify the Transferor in writing of any affiliations or relationships (as described in Item 1119 of Regulation AB) between the Indenture Trustee and any Item 1119 Party, provided, that no such notification need be made if the affiliations or relationships are unchanged from those provided in the notification in the prior calendar year.

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The Indenture Trustee acknowledges that the parties identified in clause (iv) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(c)            The Indenture Trustee shall provide the Servicer and PFLP with (i) notification, as soon as practicable and in any event within five (5) Business Days, of all demands communicated (other than by the Servicer) to a Responsible Officer of the Indenture Trustee for the reallocation of any Transaction Unit pursuant to Section 3.3 of the SUBI Sale Agreement and (ii) promptly upon reasonable request in writing by the Servicer, any other information reasonably requested by the Servicer in the Indenture Trustee’s possession and that can be provided to the Servicer without unreasonable effort or expense to facilitate compliance by the Servicer with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB. In no event shall the Indenture Trustee have (x) any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or with the Servicer’s compliance with the Exchange Act or (y) any duty or obligation to undertake any investigation or inquiry related to reallocation activity or otherwise to assume any additional duties or responsibilities in respect of the Transaction Documents or the transactions contemplated thereby. In no event shall the Indenture Trustee be deemed to be a “securitizer” as defined in Section 15Ga of the Exchange Act, nor shall it have any responsibility for making any filing to be made by a securitizer under the Exchange Act. A demand does not include general inquiries, including investor inquiries, regarding asset performance or possible breaches of representations or warranties.

Section 11.26     Form 8-K Filings. So long as the Transferor is filing Exchange Act Reports, the Indenture Trustee shall promptly notify the Transferor, but in no event later than two (2) Business Days after its occurrence, of any Reportable Event of which a Responsible Officer of the Indenture Trustee has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Transferor or the Servicer has actual knowledge). The Indenture Trustee shall be deemed to have actual knowledge of any such event to the extent that it relates to the Indenture Trustee or any action or failure to act by the Indenture Trustee.

Section 11.27     Electronic Signatures and Transmission.

(a)            For purposes of this Indenture, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by electronic transmission. The term “electronic signature” shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto agrees that this Indenture, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Indenture may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign Act, UETA or any applicable state law. Each of the parties hereto are authorized to accept written instructions, directions, reports, notices or other communications delivered by electronic transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the parties hereto shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information delivered to such party, including, without limitation, the risk of such party acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

77	Indenture (PILOT 2026-1)

(b)           Any requirement in this Indenture or the Notes that a document, including this Indenture and the Notes, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission.

Section 11.28     Anti-Money Laundering Laws. To help the government fight the funding of terrorism and money laundering activities, applicable Anti-Money Laundering Laws requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. Accordingly, in order to comply with applicable Anti-Money Laundering Laws, the Indenture Trustee and the Paying Agent are required to obtain from the Issuer on or before the Closing Date and from time to time thereafter documentation to verify and record information that identifies each Person who opens an account. For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Indenture Trustee and Paying Agent will ask for documentation to verify its formation and existence as a legal entity, financial statements, licenses, tax identification documents, and identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners representing more than 25% of the beneficial ownership interest in such entities). The Indenture Trustee and Paying Agent may, to the fullest extent permitted by applicable law, including applicable Anti-Money Laundering Laws, conclusively rely on, and shall be fully protected and indemnified in relying on, any information received, and failure to provide such information may result in an inability of the Indenture Trustee and Paying Agent to perform its obligations hereunder which, at the sole option of the Indenture Trustee or Paying Agent, may result in the resignation of the Indenture Trustee or Paying Agent, as applicable, pursuant to the terms of this Indenture.

Section 11.29     Multiple Roles.

(a)            It is expressly acknowledged, agreed and consented to that U.S. Bank Trust Company, National Association will be acting in the capacities of Indenture Trustee, Paying Agent, Note Registrar and Calculation Agent hereunder, and that U.S. Bank National Association will be acting in the capacity of Securities Intermediary hereunder. U.S. Bank Trust Company, National Association and U.S. Bank National Association may, in such multiple capacities, discharge each of its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other equitable principles to the extent that any such conflict or breach arises from the performance by each of its express duties set forth in the Transaction Documents in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the Issuer, the Noteholders and any other Person having rights pursuant hereto or thereto.

78	Indenture (PILOT 2026-1)

(b)            Knowledge or information acquired by U.S. Bank Trust Company, National Association in its capacity as Indenture Trustee hereunder shall not be imputed to U.S. Bank National Association as Securities Intermediary or any of its affiliates in any other capacity in which it or its affiliates may act hereunder or under any other related document (and vice versa).

(c)            It is expressly acknowledged, agreed and consented to that Wilmington Trust Company will be acting in the capacity of Origination Trustee pursuant to the Transaction Documents and its affiliate, Wilmington Trust, National Association will be acting in the capacity as Owner Trustee. The Wilmington Trust Company and Wilmington Trust, National Association may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other equitable principles to the extent that any such conflict or breach arises from the performance by Wilmington Trust Company of its express duties set forth in the Origination Trust Agreement (as supplemented by the Transaction SUBI Supplement to the Origination Trust Agreement) or the performance by Wilmington Trust, National Association of its express duties set forth in the Trust Agreement, all of which defenses, claims or assertions are waived by the parties hereto.

[Remainder of Page Intentionally Left Blank]

79	Indenture (PILOT 2026-1)

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1, as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Clarice Wright
Name:	Clarice Wright
Title:	Vice President

S-1	Indenture (PILOT 2026-1)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Jose A. Galarza
Name:	Jose A. Galarza
Title:	Vice President

S-2	Indenture (PILOT 2026-1)

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Indenture, the Issuer hereby represents, warrants, and covenants to the Indenture Trustee as follows on the Closing Date:

General

1.             This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer.

2.             The Transaction SUBI Certificate constitutes a “general intangible,” “instrument,” “certificated security” or “chattel paper” (evidenced by a tangible copy), within the meaning of the applicable UCC.

3.             Each Trust Account constitutes either a “deposit account” or a “securities account” within the meaning of the UCC.

4.             All of the Collateral that constitutes securities entitlements has been or will have been credited to one of the Trust Accounts. The securities intermediary for each Trust Account has agreed to treat all assets credited to the Trust Accounts as “financial assets” within the meaning of the applicable UCC.

Creation

5.             Immediately prior to the sale, transfer, assignment and conveyance of the Transaction SUBI Certificate by the Transferor to the Issuer, the Transferor had good and marketable title to the Transaction SUBI Certificate, free and clear of any Lien (except any Lien which will be released prior to assignment of the Transaction SUBI Certificate under the SUBI Agreement), and immediately after the sale, transfer, assignment and conveyance of the Transaction SUBI Certificate to the Issuer, the Issuer will have good and marketable title to such Transaction SUBI Certificate free and clear of any Lien created by PFLP (other than Permitted Liens).

6.             The Issuer has received all consents and approvals to the grant of the security interest in the Collateral hereunder to the Indenture Trustee required by the terms of the Collateral that constitutes instruments or payment intangibles.

7.             The Issuer has received all consents and approvals required by the terms of the Collateral that constitutes securities entitlements, certificated securities or uncertificated securities to the transfer to the Indenture Trustee of its interest and rights in the Collateral hereunder.

I-1	Indenture (PILOT 2026-1)

Perfection

8.             The Issuer has caused or will have caused, within ten days after the effective date of this Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

9.             With respect to Collateral that constitutes an instrument or chattel paper evidenced by a tangible copy, either:

(i)  All original executed copies of each such instrument or chattel paper evidenced by a tangible copy have been delivered to the Indenture Trustee; or

(ii)  Such instruments or chattel paper evidenced by a tangible copy are in the possession of a custodian and the Indenture Trustee has received a written acknowledgment from such custodian that such custodian is holding such instruments or chattel paper evidenced by a tangible copy solely on behalf and for the benefit of the Indenture Trustee; or

(iii)  A custodian received possession of such instruments or chattel paper evidenced by a tangible copy after the Indenture Trustee received a written acknowledgment from such custodian that such custodian is acting solely as agent of the Indenture Trustee.

10.            With respect to the Trust Accounts that constitute deposit accounts, either:

(i)  the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in the Trust Accounts without further consent by the Issuer; or

(ii)  the Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Trust Accounts.

11.            With respect to Collateral or Trust Accounts or subaccounts thereof that constitute securities accounts or securities entitlements, either:

(i)  the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in such Trust Accounts without further consent by the Issuer; or

(ii)  the Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of such Trust Accounts.

I-2	Indenture (PILOT 2026-1)

12.            With respect to the Trust Accounts that constitute securities accounts or securities entitlements, either:

(i)  the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to such Trust Accounts without further consent by the Issuer; or

(ii)  the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the Person having a security entitlement against the securities intermediary in each of such Trust Accounts.

13.            With respect to Collateral that constitutes certificated securities (other than securities entitlements), all original executed copies of each security certificate that constitutes or evidences the Collateral have been delivered to the Indenture Trustee, and each such security certificate either (i) is in bearer form, (ii) has been indorsed by an effective indorsement to the Indenture Trustee or in blank, or (iii) has been registered in the name of the Indenture Trustee.

14.            Other than the transfer of the Transaction SUBI and the Transaction SUBI Certificate from PFLP to the Transferor under the SUBI Sale Agreement, the transfer of the Transaction SUBI and the Transaction SUBI Certificate from the Transferor to the Issuer under the SUBI Transfer Agreement and the security interest in the Collateral granted to the Indenture Trustee pursuant to the Indenture, none of PFLP, the Transferor or the Issuer has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral or the Trust Accounts or any subaccounts thereof. The Issuer has not authorized the filing of, and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral or the Trust Accounts or any subaccount thereof other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.

Priority

15.            The Issuer has not authorized the filing of, and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement (i) relating to the conveyance of the Transaction SUBI Certificate by PFLP to the Transferor under the SUBI Sale Agreement, (ii) relating to the conveyance of the Transaction SUBI Certificate by the Transferor to the Issuer under the SUBI Transfer Agreement, (iii) relating to the security interest granted to the Indenture Trustee under this Indenture or (iv) that has been terminated.

16.            The Issuer is not aware of any material judgment, ERISA or tax lien filings against the Issuer.

17.            None of the instruments, chattel paper evidenced by a tangible copy or chattel paper evidenced by an electronic copy that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer or the Indenture Trustee.

I-3	Indenture (PILOT 2026-1)

18.            No Trust Account that constitutes a securities account or securities entitlement is in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the securities intermediary of any such Trust Account to comply with entitlement orders of any Person other than the Indenture Trustee.

19.            No Trust Account that constitutes a deposit account is in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the bank maintaining such Trust Account to comply with instructions of any Person other than the Indenture Trustee.

Survival of Perfection Representations

20.            Notwithstanding any other provision of this Indenture or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.

I-4	Indenture (PILOT 2026-1)

EXHIBIT A

FORM OF CLASS [A-1] [A-2a] [A-2b] [A-3] [A-4] NOTES

REGISTERED	$ [1]
No. R-	CUSIP NO.
ISIN.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND, IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS DEFINED BELOW), ITS FIDUCIARY) (I) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) SUCH PURCHASER OR TRANSFEREE IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE (OR ANY INTEREST HEREIN) ON BEHALF OF, OR WITH ANY ASSETS OF A PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “BENEFIT PLAN”), OR A PLAN THAT IS SUBJECT TO A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) IF SUCH PURCHASER OR TRANSFEREE IS A BENEFIT PLAN OR A PLAN THAT IS SUBJECT TO SIMILAR LAW, (X) thIS note is rated at least “BBB-” or its equivalent by at least one nationally recognized statistical rating organization at the time of acquisition and has not been characterized as other than indebtedness under applicable local law and (Y) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

TRANSFERS OF THIS NOTE MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

1 Denominations of $1,000 and integral multiples of $1,000 in excess thereof (except for one Note of each Class which may be issued in a denomination other than an integral multiple of $1,000).

A-1	Indenture (PILOT 2026-1)

PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1

[CLASS [A-1 3.839%] [class A-2a 4.10%] [class a-2b sofr RATE + 0.35%] [CLASS A-3 4.41%] [CLASS A-4 4.46%]
AUTO LEASE ASSET BACKED NOTES

Porsche Innovative Lease Owner Trust 2026-1, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to [______], or registered assigns, the principal sum of [___] DOLLARS ($[___]), in monthly installments on the 20th day of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing in July 2026 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest on each Payment Date on the Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in Sections 2.7, 3.1, 5.4(b), 8.2 and 8.4(a) of the Indenture; provided, however, that the entire unpaid Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Note Balance shall be due and payable on the earliest of (i) [___] (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. Interest on this Note will accrue for each Payment Date from and including [Class A-1, A-2b: the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date] [Class A-2a, A-3, A-4: the 20th day of the prior calendar month (or, in the case of the initial Payment Date from and including the Closing Date) to but excluding the 20th day of the calendar month in which such Payment Date occurs]. Interest will be computed on the basis of [Class A-1, A-2b: actual days elapsed and a 360-day year] [Class A-2a, A-3, A-4: a 360-day year consisting of twelve 30-day months]. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-2	Indenture (PILOT 2026-1)

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually, by its Authorized Officer.

Dated: _____________________, 2026

PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

A-3	Indenture (PILOT 2026-1)

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated: _____________________, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

A-4	Indenture (PILOT 2026-1)

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [Class A-1 3.839%] [Class A-2a 4.10%] [Class A-2b SOFR Rate + 0.35%] [Class A-3 4.41%] [Class A-4 4.46%] Auto Lease Asset-Backed Notes (herein called the “Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Notes”), all issued under an Indenture dated as of June 12, 2026 (such Indenture, as amended, restated, supplemented or otherwise modified and in effect from time to time, is herein called the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, a national banking association, not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture or the SUBI Sale Agreement shall have the meanings assigned to them in or pursuant to the Indenture or in Appendix A of the SUBI Sale Agreement.

The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, and the Class A-4 Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Notes.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, the entire Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Note Balance shall be due and payable on the earliest of (i) [ ] (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. All principal payments on the Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Notes shall be made pro rata to the Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Noteholders entitled thereto.

Payments of principal of and interest on this Note made on each Payment Date, Redemption Date or upon acceleration shall be made by wire transfer of immediately available funds to such account at a bank or other depository institution having appropriate wire transfer facilities as a Noteholder shall designate by written instruction requested and received by the Paying Agent not later than five (5) Business Days prior to the Record Date related to the applicable Payment Date or by such alternative method of payment as may be determined in accordance with the Indenture, to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such wire transfer shall be made to the Person entitled thereto without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof as of the close of business on the Record Date preceding such Payment Date or Redemption Date by notice mailed prior to such Payment Date or Redemption Date which shall specify the amount then due and payable and such amount shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the place specified by the Indenture Trustee in such notice.

A-5	Indenture (PILOT 2026-1)

The Issuer shall pay interest on overdue installments of interest at the Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Interest Rate to the extent lawful.

Each Noteholder or Note Owner, by acceptance of this Note, or, in the case of a Note Owner of a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any Certificateholder or any other owner of a beneficial interest in the Issuer, (iii) the Servicer, the Administrator or the Seller or (iv) any partner, owner, beneficiary, agent, officer, director, employee, successor or assign of any Person described in clauses (i), (ii) and (iii) above, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

It is the intent of the Issuer, the Noteholders and the Note Owners that, for purposes of U.S. federal, state and local income, franchise tax purposes, the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, and the Class A-4 Notes (other than any Notes that are owned during any period of time by either the Issuer or a Person that is considered the same Person as the Issuer for United States federal income tax purposes) will be characterized as indebtedness. The Noteholders, by acceptance of this Note (and each Note Owner by its acceptance of a beneficial interest in a Note, if applicable), agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness.

Each Noteholder and Note Owner, by accepting this Note or, in the case of a Note Owner, a beneficial interest in this Note, hereby covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party to the Indenture or any other creditor of such Bankruptcy Remote Party and (ii) such party shall not commence, join with any other Person in commencing or institute, with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

A-6	Indenture (PILOT 2026-1)

THIS NOTE AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that (a) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI and the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only, and not against any Other SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or any Transaction SUBI Assets, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any SUBI (other than the Transaction SUBI) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or any Other SUBI Assets, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any Other SUBI or any Other SUBI Assets shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or the Transaction SUBI Certificate, must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

A-7	Indenture (PILOT 2026-1)

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells,
assigns and transfers unto
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________         _______________________________ */

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/         NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

A-8	Indenture (PILOT 2026-1)

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN
INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified below as “Applicable Indenture Trustee Servicing Criteria”:

Servicing Criteria		Applicable Indenture Trustee Servicing Criteria
Reference	Criteria
Cash Collection and Administration
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
Investor Remittances and Reporting
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X1
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

1 Solely with regard to timeframes and that distributions were made in accordance with the instructions of the Servicer.

B-1	Indenture (PILOT 2026-1)

EXHIBIT C

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

RE:          PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1

U.S. Bank Trust Company, National Association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to Porsche Auto Funding, LLC (the “Transferor”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended, and Item 1122 of Regulation AB (the “Servicing Assessment”) that was delivered by the Indenture Trustee to the Transferor pursuant to the Indenture, dated as of June 12, 2026 (the “Indenture”), by and between the Indenture Trustee and Porsche Innovative Lease Owner Trust 2026-1;

(2)           To the best of its knowledge, the Servicing Assessment, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Assessment; and;

(3)           To the best of its knowledge, all of the information required to be provided under Section 11.26 of the Indenture has been provided to the Transferor.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date:     _________________________

C-1	Indenture (PILOT 2026-1)